UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CHESAPEAKE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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N O T I C E O F 2 0 1 5 A N N U A L M E E T I N G O F S H A R E H O L D E R S A N D P R O X Y S T A T E M E N T

Leadership performance value Chesapeake energy

DEAR FELLOW SHAREHOLDERS

On behalf of the Board of Directors, we remain stewards of Chesapeake, working to create shareholder value and oversee risk management. 2014 was a year of major accomplishments. Although this letter highlights the most noteworthy, I encourage you to review the entire proxy statement for a more comprehensive look at our achievements.

BEST-IN-CLASS CORPORATE GOVERNANCE PRACTICES

In 2014, we adopted progressive reforms and best-in-class corporate governance practices that are responsive to shareholder concerns, including:

» declassification of our Board; » implementation of proxy access;

» elimination of supermajority voting requirements; and » increasing the size of our Board with a view to enhancing its diversity.

In April 2015, the Board executed on its commitment to diversity by appointing Ms. Kimberly K. Querrey as a Board member and nominating her for election at the 2015 Annual Meeting.

RISK MANAGEMENT, FINANCIAL OVERSIGHT AND SHAREHOLDER VALUE

Risk management remains a central focus of the Board, particularly with regard to environmental, health and safety issues and oversight. Chesapeake’s safety performance in 2014 was outstanding, including the lowest total recordable incident rate in company history and a 42% reduction in cumulative reportable spill volumes. We continue to lead each quarterly Board meeting with a report and evaluation on environmental, health and safety performance.

In recognition of the financial risks associated with our business, the Board also formed a separate Finance Committee to oversee and assist management with strategic transactions and oversight of financial structure. Under Doug Lawler, our President and CEO, and with the advice and consent of the Board and Finance Committee, we executed on this strategy by completing several significant transactions that have made Chesapeake stronger, less complex and more financially flexible, including:

» sale of certain assets in the southern Marcellus and eastern Utica shales, which at the time represented just 8% of proved reserves, for approximately $5 billion — more than 40% of our market capitalization; » spin-off of our oilfield services division into a new public company, Seventy Seven Energy Inc. (NYSE:SSE); » negotiation of a new unsecured $4 billion credit facility with investment grade-like terms; and » a substantial acreage exchange in the oil-rich Powder River Basin, which increased Chesapeake’s net acreage position by 66,000 acres and doubled our working interest.

We believe that these strategic transactions have positioned the company for success, particularly in the face of a challenging commodity price environment. Among other key achievements, our new financial strength allowed the Board to authorize a $1 billion share repurchase program and to look for other ways to enhance shareholder value.

CONTINUED ALIGNMENT OF COMPENSATION AND PERFORMANCE

We have spent significant time discussing executive compensation with shareholders in recent years. As a result of these valuable conversations, we revamped our compensation program to appropriately reward employees for producing sustainable growth consistent with our long-term goals. We continue to enhance the link between pay and long-term performance and align our executive compensation program with long-term shareholder interests. In 2014, more than 81% of our total executive compensation and more than 89% of our total CEO compensation was variable or at-risk.

PROXY STATEMENT PRESENTATION

Finally, we hope shareholders will continue to appreciate our efforts to present the information in this proxy statement in a clear and concise manner. We are committed to continuous improvement, and we appreciate your valuable feedback year after year.

As we endeavor to build your company into a leader in the oil and gas industry, we are continuously striving for ways to improve our business and risk oversight. On behalf of the Board, and as a fellow shareholder, please continue to share your thoughts with us. Thank you for your investment in Ches-apeake. We value your input and support.

Archie W. Dunham

Chairman of the Board

Notice of 2015 Annual Meeting of Shareholders

Dear Shareholders,

You are invited to attend Chesapeake Energy Corporation’s 2015 Annual Meeting of MEETING INFORMATION

Shareholders for the following purposes: DATE: May 22, 2015

TIME: 10:00 a.m., local time

1 To elect the director nominees named in the proxy statement;

LOCATION:

2 To approve on an advisory basis our named executive officer Chesapeake Energy Corporation compensation; 6100 North Western Avenue

Oklahoma City, Oklahoma

3 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015; and

4 To consider four shareholder proposals, if properly presented at the meeting.

Shareholders will also transact such other business as may properly come before the meeting or any adjournment or post-

ponement thereof.

If you plan to attend the meeting, you will need to obtain an admission ticket. Please follow the advance registration instructions under the caption “How can I attend the Annual Meeting? Do I need a ticket?” on Page 4. To enter the meeting, you must present the ticket along with photo identification.

If you are unable to attend the meeting, please view the live webcast from our website at www.chk.com/investors.

By Order of the Board of Directors

James R. Webb

Executive Vice President – General Counsel and Corporate Secretary

April 10, 2015

Oklahoma City, Oklahoma

HOW TO VOTE

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 23, 2015.

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

INTERNET INTERNET VIA TABLET TELEPHONE MAIL IN PERSON

VIA COMPUTER OR SMARTPHONE

Visit www.proxyvote.com. By scanning the QR code. Dial toll-free (800) 690-6903 If you received a paper By requesting a ballot when

You will need the 16-digit You will need the 16-digit or the telephone number on copy of your proxy materials, you arrive and following all number included in your number included in your your voter instruction form. send your completed of the instructions below notice, proxy card or voter notice, proxy card or voter You will need the 16-digit and signed proxy card under the caption,

instruction form. instruction form. number included in your or voter instruction form “How can I attend the

(may require free software) notice, proxy card or voter using the enclosed Annual Meeting? Do I need instruction form. postage-paid envelope. a ticket?” on Page 4.

NOTICE OF ANNUAL MEETING i

Governance Highlights

CHESAPEAKE BOARD AND COMMITTEE MEMBERS

	Archie W. Dunham *Chairman of the Board*	Vincent J. Intrieri	Robert D. Lawler	John J. "Jack" Lipinski	R. Brad Martin	Merrill A. "Pete" Miller, Jr.	Frederic M. Poses	Kimberly K. Querrey	Louis A. Raspino	Thomas L. Ryan
Independent	○	○		○	○	○	○	○	○	○
Audit Committee				○				○	⌖	○
Compensation Committee				○	○	⌖				
Finance Committee	○	⌖			○		○			○
Nominating Committee	○	○			⌖		○			

⌖ indicates committee chair

TENURE

< 1 year
> 5 years
1 – 5 years
1
1
8

2014 MEETING ATTENDANCE PERCENTAGE

# of meetings
0
2
4
6
8
10
12
96%
100%
100%
94%
100%
BOARD
AUDIT
COMPENSATION
FINANCE*
NOMINATING

* Finance Committee was created in June 2014

CORPORATE GOVERNANCE SNAPSHOT

ADOPTION OF BEST PRACTICES

- Board declassification; annual election of all directors
- Majority voting in director elections
- Proxy access
- Simple majority voting rights; no supermajority voting requirements
- Active shareholder engagement program

BOARDROOM CULTURE

- Near perfect meeting attendance
- Robust discussion
- Disciplined decision making
- Challenged opinions
- Focus on company risks
- Difficult questions directed to management
- Practices for considering Board diversity

INDEPENDENCE

- Separate Chairman and CEO
- Nine independent directors
- All committees consist entirely of independent directors
- Executive sessions at nearly all Board and Committee meetings
- No perquisites for independent directors

ii CHESAPEAKE ENERGY CORPORATION

Governance Highlights

CHESAPEAKE BOARD AND COMMITTEE MEMBERS

Archie W. Vincent Robert John J. R. Brad Merrill A. Frederic Kimberly Louis A. Thomas Dunham J. Intrieri D. Lawler “Jack” Martin “Pete” M. Poses K. Querrey Raspino L. Ryan Chairman of Lipinski Miller, Jr. the Board

Independent

Audit Committee

Compensation Committee

Finance Committee

Nominating Committee

indicates committee chair

TENURE 2014 MEETING ATTENDANCE PERCENTAGE

< 1 year 12 96% 100%

1 10

> 5 years 1

8 100% 100%

meetings 6

1 – 5 years 8of 94%

# 4 *

2 BOARD AUDIT COMPENSATION FINANCE NOMINATING

0

* Finance Committee was created in June 2014

CORPORATE GOVERNANCE SNAPSHOT

ADOPTION OF BEST PRACTICES BOARDROOM CULTURE INDEPENDENCE

» Board declassification; » Near perfect meeting attendance » Separate Chairman and CEO annual election of all directors » Robust discussion » Nine independent directors

» Majority voting in director elections » Disciplined decision making » All committees consist entirely

» Proxy access » Challenged opinions of independent directors

» Simple majority voting rights; » Focus on company risks » Executive sessions at nearly all no supermajority voting requirements Board and Committee meetings

» Difficult questions directed to management

» Active shareholder engagement » No perquisites for independent

» Practices for considering Board diversity program directors

ii CHESAPEAKE ENERGY CORPORATION

BOARD BALANCE AND DIVERSITY

The Board seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by reaching informed decisions. The Nominating, Governance and Social Responsibility Committee’s charter was recently amended to ensure that diverse candidates are included in all director searches, taking into account race, gender, age, culture, thought and geography. The Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. The charts below illustrate the Board’s tenure, experience and qualifications.

In April 2015, the Board appointed Kimberly Querrey as a director and nominated her for election to the Board at the 2015 Annual Meeting. The Board believes Ms. Querrey meets the established criteria and is well qualified for election to the Board. Her nomination was recommended by the Nominating Committee and approved by the Board.

EXPERIENCE

Public Company CEO Energy Company Executive/Director Corporate Governance Government Public Policy International

QUALIFICATIONS

Business Leadership Financial Expertise Risk Management Technology

Archie W. Vincent Robert John J. R. Brad Merrill A. Frederic Kimberly Louis A. Thomas Dunham J. Intrieri D. Lawler “Jack” Martin “Pete” M. Poses K. Querrey Raspino L. Ryan Lipinski Miller, Jr.

ROAD MAP OF VOTING ITEMS

VOTING ITEM BOARD RECOMMENDATION Item 1. Election of Directors (Page 11)

We are asking shareholders to vote on each director nominee to the Board. The Board and Nominating, Governance and Social Responsibility Committee believe that the director nominees named in the proxy statement FOR have the qualifications, experience and skills necessary to represent shareholder interests through service on the Board.

Item 2. Shareholder Advisory Vote to Approve Named Executive Of?cer Compensation (Page 47)

The Company has designed its executive compensation program to attract and retain high-performing executives and align executive pay with Company performance and the long-term interests of our shareholders.

The Company seeks a nonbinding advisory vote from its shareholders to approve the compensation of its FOR named executive officers as described in this proxy statement. The Board values shareholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Item 3. Rati?cation of Appointment of Independent Registered Public Accounting Firm (Page 49)

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit Committee and

FOR the Board believe that the continued retention of PricewaterhouseCoopers to serve as the independent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers.

Items 4–7. Shareholder Proposals (Pages 50–58) AGAINST

GOVERNANCE HIGHLIGHTS iii

2014 Performance Highlights

CREATING SHAREHOLDER VALUE

Chesapeake performed remarkably well in 2014, achieving significant improvements in capital efficiency and cost leadership while executing on our strategies of financial discipline and profitable and efficient growth from captured resources. Despite a challenging commodity price environment, Chesapeake became a stronger, more flexible company and accomplished the following:

OPERATING EFFICIENCIES

» Lowest cash costs (G&A and production costs) per barrel of oil equivalent (boe) in nine years

» Highest volume growth in company history, including all-time production record of 770,000 boe per day in December, with fewer than half of the rigs just a few years ago, while capital expenditures approximated operating cash flow

» Increased oil production by 7% and NGL production by 42% to achieve 29% total liquids production mix

BALANCE SHEET INITIATIVES

» $5.5 billion reduction in total leverage since 2012

» Two-level upgrade in credit rating from both S&P and Moody’s, placing us one level below investment grade

» Authorization of $1 billion share repurchase program

Fiscal year 2014 was a transformational year in a multiyear process. Armed with strong liquidity as we entered 2015, we are uniquely positioned among our peers to create differential value for our stakeholders.

KEY 2014 ACCOMPLISHMENTS

Generated ~$5 billion in cash Doubled our working interest from one of our largest asset in the oil-rich sales in company history Powder River Basin

Improved capital Continued our commitment Entered into an efficiency 40 – 65% to safety with a 35% unsecured credit across major operating improvement in our total facility of $4 billion areas since 2012 recordable incident rate — a company first — a company record

iv CHESAPEAKE ENERGY CORPORATION

2014 Compensation Highlights

COMPENSATION PROGRAM

At our 2014 annual meeting, approximately 95% of votes cast were in favor of our named executive officer compensation, up from 84% in 2013 and 20% in 2012. For 2014, the Compensation Committee continued to refine the Company’s executive compensation program as detailed below. The Compensation Committee implemented the new 2014 long-term incentive plan, which provides for “double-trigger” equity acceleration upon a change of control, and maintained time-vested stock options as an element of long-term incentive compensation to further tie compensation to Company performance, given that stock options only have value if the Company’s stock price increases after the date of grant.

ELEMENT PURPOSE KEY CHARACTERISTICS

Base Salary Reflects responsibility, leadership, tenure, qualifications and Fixed compensation that is reviewed annually and contribution to the Company and the competitive marketplace adjusted if and when appropriate for our industry Annual Motivates executives to achieve our short-term business objec- Annual cash award based on corporate performance Incentive Plan tives that drive long-term performance compared to pre-established performance goals

(AIP) Award

Performance Motivates executives to achieve our business objectives by tying Variable, performance-based long-term award with pay-Share Unit incentives to long-term metrics outs based on relative total shareholder return

(PSU) Award

Restricted Motivates executive officers to achieve our business objectives Long-term restricted stock unit award with a ratable Stock Unit by tying compensation to the performance of our common stock vesting period over three years; the ultimate value real-Award over the long term; motivates our executive officers to remain ized varies with our common stock price with the Company by mitigating swings in incentive values during periods when low commodity prices weigh on our stock price Stock Option Motivates executives to achieve our business objectives by tying Long-term option award with an exercise price equal Award incentives to the performance of our common stock over the to the fair market value on the date of grant and a long term; links the interests of our executives and shareholders ratable vesting period over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price Individual Reflects extraordinary performance of specified executive officers Cash payment that is awarded in rare circumstances Performance in instances where performance is based on select individual cri- where performance warrants an additional bonus in ex-Bonus teria or is well in excess of what is expected of the executive cess of the annual incentive award: two named executives received individual performance bonuses for 2014 Other Provides benefits that promote employee health and work-life Indirect compensation element consisting of health and Compensation balance, which assists in attracting and retaining our executives welfare plans and minimal perquisites

CEO OTHER NEOS

2014 TARGET TOTAL DIRECT COMPENSATION MIX* 2014 TARGET TOTAL DIRECT COMPENSATION MIX*

89% of CEO 2014 target compensation is 81% of other NEOs 2014 target compensation is considered Variable/At-Risk considered Variable/At-Risk

2% 4%

9% 15% 13% Long-Term Variable/ At-Risk Compensation Annual Variable/

Performance At-Risk Compensation Performance 17% Share Units Share Units

50% Stock Base Salary 50%

Options

25% All Other Compensation

Stock Time Vested Time Vested Options Restricted Restricted

25%

Stock Units 64% Stock Units

25% 25%

76%

* Reflects target annualized compensation as of the date of award, other than all other compensation, which is based on actual amounts reported in Summary Compensation Table. 2014 target annual PERFORMANCE & COMPENSATION HIGHLIGHTS v incentive award as reported in Grants of Plan-Based Awards for 2014 table.

PERFORMANCE & COMPENSATION HIGHLIGHTS v

KEY FEATURES OF OUR COMPENSATION SYSTEM

WHAT WE DO

WHAT WE DON'T DO

- ✗ No tax gross ups for executive officers
- ✗ No cash payments upon death or disability
- ✗ No "single-trigger" change-of-control cash payments
- ✗ No repricing of underwater stock options
- ✗ No hedging or pledging of company stock by executive officers or directors
- ✗ No excessive perquisites

CORE VALUES

INTEGRITY AND TRUST

- Be truthful and ethical
- Acknowledge errors and hold ourselves accountable
- Do what we say we will do

RESPECT

- Value the opinions of our stakeholders
- Promote diversity of thoughts and ideas
- Protect our employees, stakeholders and the environment

TRANSPARENCY AND OPEN COMMUNICATION

- Be clear in our business strategies
- Share best practices

COMMERCIAL FOCUS

- Be investment advisors
- Be stewards of corporate resources and the environment
- Take prudent risks, employing innovative ideas and technology

CHANGE LEADERSHIP

vi CHESAPEAKE ENERGY CORPORATION

KEY FEATURES OF OUR COMPENSATION SYSTEM

WHAT WE DO WHAT WE DON’T DO

Award annual incentive compensation and 50% of No tax gross ups for executive officers long-term compensation subject to achievement of objective, pre-established performance goals tied No cash payments upon death or disability to financial, operational and strategic objectives

No “single-trigger” change-of-control cash payments All equity awards under our 2014 Long Term Incentive Plan are subject to “double-trigger” vesting provisions No repricing of underwater stock options

Apply enhanced stock ownership guidelines No hedging or pledging of company stock by executive officers or directors Maintain a clawback policy to recapture unearned incentive payments No excessive perquisites

Use a representative and relevant peer group

Use an independent compensation consultant

CORE VALUES

At Chesapeake our core values serve as the foundation for all of our activities and provide the lens through which we evaluate every decision we make. We believe that by living our core values we are building a stronger, more prosperous Chesapeake for all of our stakeholders. Our core values are:

INTEGRITY AND TRUST COMMERCIAL FOCUS

» Be truthful and ethical » Be investment advisors

» Acknowledge errors and hold ourselves accountable » Be stewards of corporate resources and

» Do what we say we will do the environment

» Take prudent risks, employing innovative ideas RESPECT and technology

» Value the opinions of our stakeholders

CHANGE LEADERSHIP

» Promote diversity of thoughts and ideas

» Elevate innovative solutions

» Protect our employees, stakeholders and the environment » Pursue continuous development and improvement

» Seek to deliver more than what is expected

TRANSPARENCY AND OPEN COMMUNICATION

» Be clear in our business strategies

» Share best practices

vi CHESAPEAKE ENERGY CORPORATION

PROXY STATEMENT

Chesapeake energy

Proxy Statement

Q&A ABOUT THE ANNUAL MEETING

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” or “Chesapeake” as used in this Proxy Statement refer to Chesapeake Energy Corporation.

When and where is the Annual Meeting?

The 2015 annual meeting of shareholders (the “Annual Meeting”) will be held at the Company’s headquarters, 6100 N. Western Avenue, Oklahoma City, Oklahoma 73118, on Friday, May 22, 2015, at 10:00 a.m. Central Time.

Who is entitled to vote?

You may vote at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of Chesapeake common stock as of the close of business on Monday, March 23, 2015, the record date for the Annual Meeting. Each share of Chesapeake common stock is entitled to one vote at the Annual Meeting, except for unvested shares of restricted stock issued prior to January 1, 2013 to our directors, officers, employees and consultants, which do not have voting rights. On the record date, there were 665,122,918 shares of common stock issued and outstanding and 663,545,394 shares of common stock entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Chesapeake common stock.

Who is soliciting my vote?

Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting.

What is included in the proxy materials for the Annual Meeting?

The proxy materials for the Annual Meeting include:

•	The Notice of 2015 Annual Meeting of Shareholders;

•	This Proxy Statement; and

•	Our 2014 Annual Report to shareholders (the “Annual Report”).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials were first sent or made available to shareholders on or about April 10, 2015.

What proposals will be voted on at the Annual Meeting and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation

Proposal 1: Election of Directors	FOR EACH DIRECTOR NOMINEE

Management Proposals
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation	FOR
Proposal 3: Ratification of Independent Registered Public Accounting Firm	FOR

Shareholder Proposals
Proposal 4: Appointment of Environmental Director	AGAINST
Proposal 5: Climate Change Report	AGAINST
Proposal 6: Political Spending Report	AGAINST
Proposal 7: Creation of Board of Director Risk Oversight Committee	AGAINST

Will any other business be conducted at the Annual Meeting?

We are not aware of any other proposals that will be submitted to shareholders at the Annual Meeting. If any other matters properly come before shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Q&A ABOUT THE ANNUAL MEETING	1

How many votes must be present to hold the Annual Meeting?

A majority of the shares of the common stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum and to transact business. Your shares will be counted as “present” at the Annual Meeting if you properly return a proxy by the

Internet, telephone or mail, or if you attend the meeting in person. This is referred to as a quorum. Abstentions and broker non-votes, as described below, will be counted for purposes of establishing a quorum at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice. All shareholders will be able to access the proxy materials online or to request a printed set of the proxy materials at www.proxyvote.com.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and the cost associated with the physical printing and mailing of materials.

How can I access the proxy materials electronically?

The Notice provides you with instructions regarding how to use the Internet to:

•	View our proxy materials and Annual Report for the Annual Meeting; and

•	Instruct us to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will reduce the impact of our annual meetings on the environment and will save the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner” of shares held in “street name,” and a Notice of the Annual Meeting was mailed to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares.

How do I vote?

There are five ways to vote:

Internet via Computer Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	Internet via Tablet or Smartphone By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	Telephone Dial toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	Mail If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.	In Person By requesting a ballot when you arrive and following all of the instructions below under the caption “How can I attend the Annual Meeting and do I need a ticket?”

If I vote by Internet or telephone and received a proxy card in the mail, do I need to return my proxy card?

No.

2	CHESAPEAKE ENERGY CORPORATION

If I vote by Internet, telephone or mail, may I still attend the Annual Meeting?

Yes.

How do I vote if I hold my stock through Chesapeake’s employee benefit plans?

If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) Plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) Plan how to vote your 401(k) Plan shares. If you are also a shareholder of record, you may receive one proxy for both your directly held and 401(k) Plan shares which will allow you to vote those shares as one block. Please note, however, that since you only vote one time for all shares you own directly and in the 401(k) Plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trustee to vote the 401(k) Plan shares, your voting instructions must be received by 10:59 p.m. Central Time on May 20, 2014. If you do not vote your proxy, the trustee will vote the 401(k) Plan shares credited to your 401(k) Plan account in the same proportion as the 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

What happens if I return a proxy but do not give specific voting instructions? What are “broker non-votes”?

Shareholder of Record. If you are a shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the persons named as proxies, Archie W. Dunham and James R. Webb, will vote your shares in the manner recommended by the Board on all matters presented in the Proxy Statement and as the proxy holders may determine in their discretion as to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name (“Broker Non-Votes”). If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable New York Stock Exchange rules, the organization that holds your shares may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What “routine” and “non-routine” matters will be voted on at the Annual Meeting?

Routine Matters. The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 (Proposal No. 2) is the only routine matter to be presented at the Annual Meeting on which brokers or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal No. 2.

Non-Routine Matters. Each of the other proposals, including the election of directors (Proposal No. 1), the advisory resolution approving our executive compensation (Proposal No. 3), and each of the shareholder proposals (Proposal Nos. 4-7), are considered non-routine matters under applicable NYSE rules. A broker or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connection with Proposal No. 1 and Proposal Nos. 3-7.

How many votes are required to approve each of the proposals and how are abstentions and broker non-votes counted?

Election of Directors: Under our Bylaws, we have implemented a majority-vote policy for the election of directors. If a non-incumbent director nominee receives a greater number of votes cast “against” that nominee’s election than “for” that nominee’s election, the nominee will not be elected a director. In addition, if the number of votes cast “against” an incumbent director’s election exceeds the number of votes cast “for” such director, the incumbent nominee must promptly comply with the resignation procedures outlined in our Corporate Governance Principles. For this purpose, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director.

Advisory Vote to Approve Named Executive Officer Compensation: The approval of our named executive officer compensation in an advisory manner requires the affirmative vote of a plurality of the votes cast, in person or by proxy. For this purpose, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the proposal.

Ratification of Independent Registered Public Accounting Firm: The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a plurality of the votes cast, in person or by proxy. For this purpose, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the proposal.

Shareholder Proposals: The approval of shareholder proposals, if presented, requires the affirmative vote of a plurality of the votes cast, in person or by proxy. For this purpose, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the proposals.

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer compensation is advisory, it will not be binding upon the Compensation Committee or the Board. However, our Compensation Committee and the

Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers.

Q&A ABOUT THE ANNUAL MEETING	3

How can I attend the Annual Meeting? Do I need a ticket?

If you plan to attend the meeting, you must be a shareholder on the record date and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You can print your own tickets and bring them to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16 digit number included on your proxy card, voter instruction form or Notice). If you are unable to print your tickets, please call us at 1-405-935-6100 for assistance.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than Wednesday, May 20, 2015. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. If you are unable to attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website at www.chk.com/investors.

On the day of the meeting, you will be required to present a valid picture identification such as a driver’s license or passport with your admission ticket and you may be denied admission if you do not. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

You can obtain directions to the meeting by visiting www.chk.com/investors/annual-meeting, or by calling us at 1-405-935-6100.

Do we have a policy about directors’ attendance at the Annual Meeting?

Yes. Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. All of the persons who were serving as directors at the time and one new director nominee attended the 2014 annual meeting of shareholders.

4	CHESAPEAKE ENERGY CORPORATION

Can I change my vote or revoke my proxy?

Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 6100 N. Western Avenue, Oklahoma City, Oklahoma 73118 prior to the Annual Meeting.

Who will serve as the inspector of election and count the votes?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and count the votes.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except: (i) as necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation and certification of votes; and (iii) to facilitate a successful proxy solicitation. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board for review.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We expect to report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Who is paying for this proxy solicitation?

We are paying all proxy solicitation costs. We have retained Alliance Advisors to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares for the Annual Meeting. We anticipate paying Alliance Advisors a fee of $18,500, plus expenses.

We must also pay brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners;
•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners voting instructions.

In addition to solicitations by mail, the proxy solicitor and certain of our directors, officers and employees may solicit proxies by mail, by telephone, by electronic communication or in person. Those persons will receive no additional compensation for any solicitation activities.

Why did my household receive a single set of proxy materials? How can I request an additional copy of the proxy materials and Annual Report?

SEC rules permit us to send a single Notice, proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and benefits both you and us, as it eliminates duplicate mailings and allows us to reduce printing and mailing costs and the environmental impact of our annual meetings.

If you are a “shareholder of record” and would like to receive a separate copy of a proxy statement or annual report, either now or in the future, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact us: (i) by email at investorinfo@chk.com; (ii) by telephone at (405) 935-6100 or (iii) in writing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154.

If you are a “beneficial owner of shares held in street name” and would like additional copies of the Notice, Proxy Statement or Annual Report, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact your bank, broker or other intermediary.

Alternatively, all shareholders can access our Proxy Statement, Annual Report on Form 10-K and other SEC filings on our investor website at www.chk.com/investors/sec-filings or on the SEC’s website at www.sec.gov.

Q&A ABOUT THE ANNUAL MEETING	5

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsibilities, director qualifications and determination of director independence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct applicable to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. These documents, along with our Certificate of Incorporation and Bylaws, provide the framework for the functioning of the Board. The Corporate Governance Principles, as well as the Code of Business Conduct and all committee charters, are available on our website at www.chk.com in the Corporate Governance sub-section of the section entitled “About.” Waivers of provisions of the Code of Business Conduct, if any, as to any director or executive officer are required to be evaluated by the Nominating, Governance and Social Responsibility Committee or the Board and amendments to the Code of Business Conduct must be approved by the Board; we intend to post any such waivers from, or changes to, the Code of Business Conduct on our website within four business days of such approval.

Board of Directors

The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business.

The Board is led by Archie W. Dunham, the independent, non-executive Chairman, and is comprised of nine independent members (including

Mr. Dunham) and the Company’s Chief Executive Officer. The directors are skilled and experienced leaders in business, education, government and public policy. They currently serve or have served as chief executives and members of senior management of Fortune 1000 companies, investment banking firms and private for-profit and nonprofit organizations and are well-equipped to promote our long-term success and to provide effective oversight of, and advice and counsel to, the CEO and other members of senior management.

Board Culture and Focus

The Board has established a boardroom dynamic that results in informed decisions through meaningful and robust discussion, where views are readily challenged based on each director’s diverse background and opinions. The directors are expected to, and do, ask hard questions of management. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board’s key areas of focus are on our strategy and vision, enhancing financial and management oversight, Board accountability and risk management. The Board has demonstrated its focus through the following actions: (i) development of a corporate strategy focused on financial discipline and profitable and efficient growth from captured resources; (ii) submission and approval of proposals at the 2014 annual meeting to implement leading corporate governance practices related to Board accountability, including Board declassification, proxy access and removal of supermajority voting provisions; (iii) development of an executive compensation program that appropriately ties executive pay to Company performance (see “Executive Compensation—Compensation Discussion and Analysis”); (iv) hiring of a Chief Compliance Officer who reports to the Chairman of the Audit Committee; and (v) full Board evaluation of significant Company risks at each regular meeting, including commodity price and environmental, health and safety risks (see “—Board Role in Risk Oversight”).

6	CHESAPEAKE ENERGY CORPORATION

Board Leadership Structure and Oversight

We separated the Chairman and CEO roles in 2012 and the Board appointed Mr. Dunham as its independent, non-executive Chairman. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors and, in consultation with the CEO, non-employee directors and management, establishes the agenda for each Board meeting. The Board has also delegated certain matters to its four committees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an effective governance framework at this time.

The chart and disclosure below explain the purpose of each level of hierarchy in our leadership structure and provide additional detail on composition, meetings and activities of the Board. More detail with regard to the composition, meetings and activities of each of the committees can be found below under “—Board Committees.”

The Finance Committee was formed in June 2014. Previously, the Finance Committee was a subcommittee of the Audit Committee.

Outside of formal Board and committee meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet in executive sessions, without management, at each regularly scheduled Board meeting. Mr. Dunham presides over all executive sessions.

Each director attended, either in person or by telephone conference, at least 75% of the Board and committee meetings held while serving as a director or committee member in 2014. We expect all serving directors to attend annual meetings of shareholders. All directors serving at the time of the 2014 annual meeting and one new director nominee attended the meeting.

CORPORATE GOVERNANCE	7

Board Committees

The Board currently has four standing committees: an Audit Committee, a Finance Committee, a Compensation Committee and a Nominating, Governance and Social Responsibility Committee, or Nominating Committee. Each committee has a charter which can be found on our website at www.chk.com in the Corporate Governance sub-section of the section entitled “About.” A biographical overview of the members of our committees can be found under “—Director Nominees.”

AUDIT COMMITTEE	Members: 4 Independent: 4 Audit Committee Financial Experts: 3 2014 Meetings: 11

Chairman: Louis A. Raspino Members: John J. Lipinski Kimberly K. Querrey† Thomas L. Ryan

Responsibilities:

•Oversee the integrity of the Company’s financial statements and financial disclosure

• Oversee the Company’s compliance with legal and regulatory requirements

•Oversee the Company’s internal audit function

• Oversee the Company’s Chief Compliance Officer

•Appoint and oversee the independent registered public accounting firm

• Oversee the Company’s enterprise risk management program

•Oversee the employee and vendor hotline for anonymous reporting of questionable activity

Significant 2014 Events:

•Recommended that Finance Subcommittee be elevated to full Committee status in order to provide assistance to the Board in overseeing the financing strategy, financial policies and financial condition of the Company

•Oversaw new Chief Compliance Officer, who reports directly to the Audit Committee, the internal audit function and the independent registered public accounting firm

• Oversaw management of high volume of legal matters and regulatory inquiries

† Appointed April 2015
FINANCE COMMITTEE	Members: 5 Independent: 5 2014 Meetings: 4 (since formation in June 2014)

Chairman: Vincent J. Intrieri Members: Archie W. Dunham R. Brad Martin Frederic M. Poses Thomas L. Ryan

Responsibilities:

•Oversee annual budget process

•Oversee the Company’s financing strategy, financial policies and financial condition

• Oversee and evaluate opportunities to reduce debt and balance sheet complexity

•Oversee the Company’s financial risk assessment program, including capital expenditure levels and debt/equity repurchase opportunities

•Oversee strategic transactions, including potential dispositions of non-core assets, spin-offs and acquisitions

Significant 2014 Events:

•Worked closely with management to develop the 2015 budget

• Oversaw policies and procedures related to commodity hedging program

•Successfully assisted in evaluation and execution of alternatives to reduce leverage and financial complexity, including refinancing of a new $4 billion unsecured credit facility, spin-off of oilfield services business, property exchange in Powder River Basin and dispositions of non-core assets, including a $4.975 billion sale of assets in southern Marcellus and eastern Utica Shale

•Recommended adoption of $1 billion share repurchase program

8	CHESAPEAKE ENERGY CORPORATION

COMPENSATION COMMITTEE	Members: 3 Independent: 3 2014 Meetings: 7

Chairman: Merrill A. (“Pete”) Miller, Jr. Members: John J. Lipinski R. Brad Martin

Responsibilities:

•Establish compensation policies that effectively attract, retain and motivate executive officers

•Establish goals and objectives relevant to CEO compensation, evaluate CEO performance and set CEO compensation levels

•Evaluate and recommend to the Board compensation of directors

•Evaluate and approve compensation of named executive officers

•Oversee and administer the Company’s compensation plans

• Establish and monitor compliance with stock ownership guidelines

Significant 2014 Events:

•Negotiated new target compensation for CEO and named executive officers near the median of our peer group

•Implemented a new Annual Incentive Plan and based annual incentive opportunities on the Company’s performance relative to six pre-established, objective operational and financial goals

•Held named executive officer base salaries and target annual incentive opportunities substantially flat for 2014

•Oversaw implementation of a Company-wide employee compensation program that aligns with corporate performance goals

NOMINATING COMMITTEE	Members: 4 Independent: 4 2014 Meetings: 5

Chairman: R. Brad Martin Members: Archie W. Dunham Vincent J. Intrieri Frederic M. Poses

Responsibilities:

•Establish criteria for Board and committee membership and selection of new directors

•Evaluate and recommend nominees for Board service

•Periodically assess and advise the Board on sufficiency of the size and diversity of the Board

•Oversee compliance with, and periodically evaluate, the Company’s Corporate Governance Principles

•Evaluate and make recommendations to the Board on corporate governance matters

•Monitor the Company’s charitable contributions, political spending and lobbying activities

•Oversee policies, programs and practices with regard to corporate social responsibility

Significant 2014 Events:

•Successfully recruited a highly regarded director, John J. Lipinski, to the Board

•Increased the maximum number of directors to ten with goal of enhancing director diversity

•Oversaw shareholder engagement program whereby the Company engaged with nearly 60% of its shareholder base on various topics

•Recommended, and oversaw implementation of, “best practice” corporate governance initiatives, including declassification of Board, proxy access and elimination of supermajority voting requirements

•Evaluated and recommended realignment of Committee membership

•Oversaw publication of the Company’s third corporate responsibility report

Board Independence

The Board, through its Nominating Committee, evaluates the independence of each director in accordance with the NYSE corporate governance standards. The Committee has considered transactions and relationships between the Company (and/or any of its executive officers) and each director or any member of his or her immediate family. Based on this review, the Committee affirmatively determined that all currently serving directors, other than the CEO, are independent.

In assessing director independence, the Committee considered the business the Company conducted in 2012, 2013 and 2014 with the companies below that had affiliations with our directors. The Committee determined that all transactions and relationships it considered during its review were not material transactions or relationships with the Company and did not impair the independence of any of the independent directors.

Director	Organization	Relationship	Transactions	Size for Each of Last Three Years
Mr. Dunham	Union Pacific Corporation	Director	Sales to CHK	<1% of Union Pacific revenues
	DeutscheBank Trust Company Americas (DTCA)	Advisory Board Member	Sales to CHK	<1% of DTCA revenues
Mr. Intrieri	Hertz Global Holdings, Inc. (HTZ)	Director	Sales to CHK	<1% of HTZ revenues
Mr. Miller	National Oilwell Varco, Inc. (NOV)	Former Executive Chairman and CEO	Purchases from CHK Sales to CHK	<1% of NOV revenues <1% of NOV revenues
	Now Inc. (DNOW)	Executive Chairman	Sales to CHK	1.4% of DNOW revenues
Mr. Martin	FedEx Corporation	Director	Sales to CHK	<1% of FedEX revenues
	Pilot Travel Centers LLC	Member of Board of Managers	Sales to CHK	<1% of Pilot revenues

CORPORATE GOVERNANCE	9

Board Oversight of Risk Management

The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Company’s risk profile and risk tolerance for significant risks, such as risks related to commodity price fluctuations and environmental, health and safety matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting. The Audit Committee, in addition to overseeing the integrity of our financial statements and compliance with legal and regulatory requirements and risks related thereto, is primarily responsible for overseeing the Company’s enterprise risk management process, which oversight includes meetings with management, internal audit and independent auditors that focus on risks facing the Company, as well as monitoring the employee and vendor hotline for anonymous reporting of questionable activity. The Finance Committee, which was a subcommittee of the Audit Committee until June 2014, oversees corporate financial strategies and risks, including the annual budget, strategic transactions, debt/equity repurchase programs and policies and procedures related to our commodity hedging program. The Compensation Committee oversees risks related to our compensation programs and management retention and development. The Nominating Committee oversees risks related to Board composition and the Company’s leadership structure, corporate governance and corporate social responsibility risks. A number of other processes at the Board level support our risk management efforts, including Board reviews of our long-term strategic plans, capital budget and certain capital projects, hedging policy and strategy, succession planning, significant acquisitions and divestitures and capital markets transactions, together with oversight of management in carrying out their risk management responsibilities.

Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, comprised of senior management and subject matter experts, have been formed and are meeting regularly to review and assess the Company’s risk management processes and discuss significant risk exposures.

Communications to the Board

Shareholders and other interested parties may communicate with the Board, either individually or as a group (including only independent directors), through one of the processes outlined on the Company’s website at www.chk.com in the Corporate Governance sub-section of the section entitled “About.”

Director Criteria, Qualifications and Experience

The Nominating Committee periodically assesses the skills and experience needed for the Board to properly oversee the business and affairs of the Company. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Committee looks for its current and potential directors collectively to have a diverse mix of skills, qualifications and experience, some of which are described below:

•business leadership	•government/public policy
•corporate governance	•international
•energy exploration and production	•legal
•energy services	•risk management
•financial expertise	•technology

The Nominating Committee seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by reaching informed decisions. Pursuant to its charter, the Nominating Committee ensures that diverse candidates are included in all director searches, taking into account race, gender, age, culture, thought, leadership and geography. The Nominating Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. Additionally, the Nominating Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company.

In evaluating director candidates and considering incumbent directors for nomination to the Board, the Nominating Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees. Along with each director’s biography, we have included below an assessment of the skills and experience of such director. The Committee has used third-party consultants to assist in identifying potential director nominees. The Committee considers and, in the past, has nominated appropriate candidates recommended by shareholders. Please read “Submitting Shareholder Proposals.”

At the 2014 Annual Meeting, shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the maximum number of directors from nine to ten. The Nominating Committee then began a search for a new director nominee with a view toward enhancing the diversity of the Board. On April 7, 2015, upon recommendation of the Nominating Committee, the Board appointed Kimberly K. Querrey as a new director and nominated her for election to the Board at the 2015 Annual Meeting. Ms. Querrey was recommended to the Nominating Committee by one of the Company’s shareholders. Potential candidates were solicited from significant shareholders and directors. The Board considered several candidates who were evaluated based on the established criteria for persons to be nominated. The Board believes Ms. Querrey meets the established criteria and is well qualified for election to the Board.

10	CHESAPEAKE ENERGY CORPORATION

Proposal 1:	Election of Directors

Our Certificate of Incorporation and Bylaws currently provide for up to ten directors, each serving a one-year term, each to hold office until a successor is elected and qualified or until the director’s earlier resignation or removal. In 2014, shareholders approved the declassification of our Board, thereby providing for annual elections of all directors, and an increase in the size of our Board from nine to ten directors. Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the Board has fixed the maximum number of directors at ten, with a goal of increasing the diversity of the Board, and subject to the right of our preferred stockholders to nominate and elect two additional directors in circumstances that are not anticipated to apply.

The Company’s Bylaws provide that, if any incumbent director or any non-incumbent nominee receives a greater number of votes cast against his or her election than in favor of his or her election, or a Majority Against

Vote (as defined in the Bylaws), the non-incumbent nominee will not be elected as a director, and the incumbent director will, following the certification of the shareholder vote by the inspector of elections, promptly comply with the resignation procedures established under the Company’s Corporate Governance Principles.

The Board has nominated the following individuals to be elected as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. At the Annual Meeting, proxies can be voted only with respect to the ten nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s ten nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

Director Nominees

Archie W. Dunham

Independent Director Nominee

Age: 76

Director since: 2012

Board Committees: Finance, Nominating

Other current public directorships: None

Archie W. Dunham has been the non-executive Chairman of our Board of Directors since June 2012 and served as a member of the Company’s three-person Office of the Chairman from March 2013 to June 2013. Mr. Dunham served as Chairman of ConocoPhillips (NYSE:COP) from 2002 until his retirement in 2004. Prior to that, he served as Chairman, President and Chief Executive Officer of Conoco Inc. from 1999 to 2002, after being elected President and Chief Executive Officer in 1996. Mr. Dunham was a director of Phelps Dodge Corporation from 1998 to 2007, Pride International, Inc. from 2005 to 2011, Louisiana-Pacific Corporation (NYSE:LPX) from 1996 until May 2014 and Union Pacific Corporation (NYSE:UNP) from 2000 until May 2014. Mr. Dunham is currently a member of DeutscheBank Trust Company Americas’ Advisory Board and is the past Chairman of the National Association of Manufacturers, the United States Energy Association and the National Petroleum Council. The Board believes Mr. Dunham’s experience as Chief Executive Officer of Conoco Inc. and Chairman of ConocoPhillips, in addition to his past service on multiple public company boards, qualifies him to serve on the Board.

Vincent J. Intrieri

Independent Director Nominee

Age: 58

Director since: 2012

Board Committees: Finance (Chair), Nominating

Other current public directorships: Navistar International Corporation, Transocean Ltd. and Hertz Global Holdings, Inc.

Vincent J. Intrieri has been a member of our Board of Directors since June 2012. Mr. Intrieri has been employed by Icahn related entities since October 1998 in various investment related capacities. Since January 2008, Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri has been a director of Navistar International Corporation (NYSE:NAV), a truck and engine manufacturer, since October 2012; Transocean Ltd. (NYSE:RIG), a provider of offshore contract drilling services for oil and gas wells, since May 2014; and Hertz Global Holdings, Inc. (NYSE:HTZ), a car rental company, since September 2014. Mr. Intrieri was previously a director of CVR Refining, LP (NYSE:CVRR), an independent downstream energy limited partnership, from September 2012 to September 2014; a director of Forest Laboratories, Inc. (NYSE:FRX), a supplier of pharmaceutical products, from June 2013 to June 2014; a director of CVR Energy, Inc. (NYSE:CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to May 2014; a director of Federal-Mogul Corporation (NYSE:FDML), a supplier of automotive powertrain and safety components, from December 2007 to June 2013; a director of Icahn Enterprises L.P., the general partner of

CORPORATE GOVERNANCE	11

Icahn Enterprises L.P. (NASDAQ:IEP), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, from July 2006 to September 2012; Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 to September 2012; a director of Dynegy Inc. (NYSE:DYN), a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; Chairman of the Board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc. (NYSE:MSI), a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, a competitive provider of telecom services, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc. (NASDAQ:AEII), a railcar manufacturing company, from August 2005 until March 2011, Senior Vice President, Treasurer and Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint Home LLC, a home textiles manufacturer, from November 2005 to March 2011; and Chairman of the Board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 to March 2011. CVR Refining, CVR Energy, Federal–Mogul, Icahn Enterprises, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home and Viskase Companies each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non–controlling interest in Forest Laboratories, Navistar, Chesapeake, Dynegy and Motorola Solutions through the ownership of securities. Mr. Intrieri was a certified public accountant. The Board believes Mr. Intrieri’s vast executive experience and service on multiple public company boards qualifies him to serve on the Board.

Robert D. (“Doug”) Lawler

Director Nominee

Age: 48

Director since: 2013

Board Committees: None

Other current public directorships: None

Robert D. (“Doug”) Lawler has been a member of our Board of Directors and served as President and Chief Executive Officer since June 2013. Before joining Chesapeake, Mr. Lawler served in multiple engineering and leadership positions at Anadarko Petroleum Corporation (NYSE:APC). His positions at Anadarko included Senior Vice President, International and Deepwater Operations and member of Anadarko’s Executive Committee from July 2012 to May 2013; Vice President, International Operations from December 2011 to July 2012; Vice President, Operations for the Southern and Appalachia Region from March 2009 to July 2012; and Vice President, Corporate Planning from August 2008 to March 2009. Mr. Lawler began his career with Kerr-McGee Corporation in 1988 and joined Anadarko following its acquisition of Kerr-McGee in 2006. With over 25 years of experience in the oil and gas industry, including serving as Chief Executive Officer of the Company and in various leadership positions at Anadarko, the Board believes Mr. Lawler is well qualified to serve on the Board.

John J. (“Jack”) Lipinski

Independent Director Nominee

Age: 64

Director since: 2014

Board Committees: Audit, Compensation

Other current public directorships: CVR Energy, Inc., CVR Partners, LP and CVR Refining, LP

John J. (“Jack”) Lipinski has been a member of our Board of Directors since June 2014. Mr. Lipinski has served as Chief Executive Officer, President and a member of the Board of Directors of CVR Energy, Inc. (NYSE:CVI) since September 2006 and served as Chairman of the Board of CVI from October 2007 until May 2012. In addition, Mr. Lipinski has served as Executive Chairman of CVR GP, LLC, the general partner of CVR Partners, LP (NYSE:UAN), since June 2011 and has been a director of CVR GP, LLC since October 2007. He served as Chief Executive Officer and President of CVR GP, LLC until May 2014 and previously served in such role from October 2007 to June 2011. In addition, Mr. Lipinski has served as the Chief Executive Officer, President, and a member of the Board of the general partner of CVR Refining, LP (NYSE:CVRR) since its inception in September 2012. With more than 40 years of experience in the energy industry, including serving as Chief Executive Officer and a director of the CVR entities, the Board believes Mr. Lipinski is well qualified to serve on the Board.

12	CHESAPEAKE ENERGY CORPORATION

R. Brad Martin

Independent Director Nominee

Age: 63

Director since: 2012

Board Committees: Nominating (Chair), Compensation, Finance

Other current public directorships: FedEx Corporation and First Horizon National Corporation

R. Brad Martin has been a member of our Board of Directors since June 2012. Mr. Martin is the Chairman of RBM Venture Company, a private investment company, and served as interim president of the University of Memphis from July 2013 to July 2014. He served as Chairman and Chief Executive Officer of Saks Incorporated (NYSE:SKS) from 1989 to 2006, and remained Chairman until his retirement in 2007. Mr. Martin currently serves as a director of FedEx Corporation (NYSE:FDX) and First Horizon National Corporation (NYSE:FHN). He was previously a director of Dillard’s Inc. (NYSE:DDS), Caesars Entertainment Corporation (NASDAQ:CZR) (formerly Harrah’s Entertainment, Inc.), lululemon athletica inc. (NASDAQ:LULU), Gaylord Entertainment Company (now Ryman Hospitality Properties, Inc. (NYSE:RHP)) and Ruby Tuesday, Inc. (NYSE:RT). The Board believes Mr. Martin’s experience as Chief Executive Officer of a publicly traded company for nearly 20 years and service on multiple public company boards qualifies him to serve on the Board.

Merrill A. (“Pete”) Miller, Jr.

Independent Director Nominee

Age: 64

Director since: 2007

Board Committees: Compensation (Chair)

Other current public directorships: NOW Inc. and Transocean Ltd.

Merrill A. (“Pete”) Miller, Jr. has been a member of our Board of Directors since 2007 and was our Lead Independent Director from March 2010 to June 2012. Mr. Miller is Executive Chairman of NOW Inc. (NYSE:DNOW), an international distributor of energy and industrial products, since May 2014. Previously, he served as President and Chief Executive Officer of National Oilwell Varco, Inc. (NYSE:NOV), a supplier of oilfield services, equipment and components to the worldwide oil and natural gas industry, from 2001 to 2014 and as Chairman and Chief Executive Officer of NOV from 2002 to 2014. Mr. Miller joined NOV in 1996 as Vice President of Marketing, Drilling Systems and was promoted in 1997 to President of the company’s products and technology group. He was named President and Chief Operating Officer in 2000, elected President and Chief Executive Officer in 2001 and also elected Chairman of the Board in 2002. Mr. Miller served as President of Anadarko Drilling Company from 1995 to 1996. Prior to his service at Anadarko, Mr. Miller spent 15 years at Helmerich & Payne International Drilling Company (NYSE:HP) in Tulsa, Oklahoma, serving in various senior management positions, including Vice President, U.S. Operations. Mr. Miller serves as Vice Chairman of the Board of Directors of Transocean Ltd. (NYSE:RIG), a provider of offshore contract drilling services for oil and gas wells. He also serves on the Board of Directors of the Offshore Energy Center, Petroleum Equipment Suppliers Association and Spindletop International, and is a member of the National Petroleum Council. The Board believes Mr. Miller’s more than 30 years of management and executive experience in the energy industry and service in multiple leadership positions for DNOW, NOV, RIG and other companies qualifies him to serve on the Board.

Frederic M. Poses

Independent Director Nominee

Age: 72

Director since: 2012

Board Committees: Nominating, Finance

Other current public directorships: TE Connectivity Ltd.

Frederic M. Poses has been a member of our Board of Directors since June 2012. Mr. Poses is the Chief Executive Officer of Ascend Performance Materials, a private company. Previously, he was Chairman and Chief Executive Officer of Trane Inc. (formerly American Standard Companies, Inc.) from 2000 until its acquisition by Ingersoll-Rand plc (NYSE:IR) in 2008. He previously spent 30 years at AlliedSignal, Inc. and predecessor companies from 1969 to 1999, most recently as President and Chief Operating Officer. He currently serves as lead independent director of the Board of Directors of TE Connectivity Ltd. (NYSE:TEL). He is a former director of Raytheon Company (NYSE:RTN), Centex Corporation (now a part of PulteGroup, Inc. (NYSE:PHM)) and WABCO Holdings Inc. (NYSE:WBC). The Board believes Mr. Poses’ experience as Chief Executive Officer of publicly traded and private companies and service on multiple public company boards qualifies him to serve on the Board.

CORPORATE GOVERNANCE	13

Kimberly K. Querrey

Independent Director Nominee

Age: 54

Director since: 2015

Board Committees: Audit

Other current public directorships: None.

Kimberly K. Querrey has been a member of our Board of Directors since April 2015. Ms. Querrey is the co-founder of SQ Advisors, LLC, a registered investment advisor, and has been its President and Managing Member since August 2010. Previously, she was the President of Querrey Enterprises, a consulting firm focusing on international business operations and environmental, health and safety from 2000 to 2010. From 1990 to 2000, Ms. Querrey held a variety of operational and environmental, health and safety positions at IMCO Recycling (formerly NYSE:IMR) and Occidental Chemical Corporation, a subsidiary of Occidental Petroleum Corporation (NYSE:OXY). From 1984 to 1990, she was the Director of Environmental, Health and Safety at Western Michigan University. Ms. Querrey was a director of Mekong Capital, a Vietnam-focused private equity firm, from 2009 to 2012, and International Dispensing Corporation, a food and beverage packaging company, from 2009-2012, and is a member of the Council on Foreign Relations. The Board believes Ms. Querrey’s 30 years of experience as an investment advisor, executive and consultant overseeing operational and environmental, health and safety matters, and director of two multinational companies qualifies her to serve on the Board.

Louis A. Raspino

Independent Director Nominee

Age: 62

Director since: 2013

Board Committees: Audit (Chair)

Other current public directorships: Dresser-Rand Group, Inc. and Forum Energy Technologies

Louis A. Raspino has been a member of our Board of Directors since March 2013. Mr. Raspino was President and Chief Executive Officer of Pride International Inc., an international provider of contract drilling and related services to oil and natural gas companies, from 2005 until the sale of the company in 2011. He was the Executive Vice President and Chief Financial Officer of Pride International Inc. (formerly NYSE:PDE) from 2003 until 2005. Before joining Pride International in 2003, he was Senior Vice President and Chief Financial Officer of Grant Prideco, Inc. (formerly NYSE:GRP), a manufacturer of drilling and completion products supplying the energy industry, from 2001 until 2003. Previously, he was Vice President of Finance for Halliburton Company (NYSE:HAL), Senior Vice President and Chief Financial Officer of The Louisiana Land & Exploration Company and began his career with Ernst & Young. He has been a director of Dresser-Rand Group, Inc. (NYSE:DRC) since 2005 and a director of Forum Energy Technologies, Inc. (NYSE:FET) since 2012. Mr. Raspino is a certified public accountant. The Board believes Mr. Raspino’s over 35 years of experience in the oil and gas industry, including serving as Chief Executive Officer of Pride International, Inc., Chief Financial Officer of three public companies and 20 years of experience in the exploration and production industry, and service on multiple public company boards qualifies him to serve on the Board.

Thomas L. Ryan

Independent Director Nominee

Age: 49

Director since: 2013

Board Committee: Audit, Finance

Other current public directorships: Service Corporation International and Weingarten Realty Investors

Thomas L. Ryan has been a member of our Board of Directors since May 2013. Mr. Ryan has been Chief Executive Officer of Service Corporation International (NYSE:SCI), a provider of death care products and services, since 2005 and has served as President of SCI since 2002. From 2002 to 2005, Mr. Ryan was Chief Operating Officer of SCI, and from 2000 to 2002 he was Chief Executive Officer of SCI European operations. From the time he joined SCI in 1996 to 2000, Mr. Ryan served in a variety of financial management roles. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. Mr. Ryan is a member of the Board of Trust Managers of Weingarten Realty Investors (NYSE:WRI) and serves as a director of SCI. Mr. Ryan formerly served as a board member of Texas Industries, Inc. (NYSE:TXI), a supplier of cement, aggregate and consumer product building materials, until its merger with a subsidiary of Martin Marietta Materials, Inc. in July 2014. The Board believes Mr. Ryan’s experience as Chief Executive Officer of SCI, extensive financial and accounting expertise and service on multiple public company boards qualifies him to serve on the Board.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board of Directors

14	CHESAPEAKE ENERGY CORPORATION

Director Compensation

Our non-employee director compensation program consists of an annual cash retainer, a value-based equity grant for all non-employee directors and additional value-based equity grants for the Chairman of the Board and the Chairman of each Board committee. Details of our non-employee director compensation program are as follows:

•	An annual retainer of $100,000, payable in equal quarterly installments;

•	Quarterly grants of restricted stock units with an aggregate annual value of approximately $250,000;

•	An annual grant to the independent, non-executive Chairman of the Board of additional restricted stock units with a value of approximately $250,000;

•	An annual grant to the Audit Committee Chairman of additional restricted stock units with a value of approximately $25,000; and

•	An annual grant to each Chairman of the Compensation, Finance and Nominating Committees of additional restricted stock units with a value of approximately $15,000.

We began issuing restricted stock units in lieu of restricted stock in June 2013. Restricted stock unit grants to non-employee directors vest 25% immediately upon award and 75% ratably over the three years following the date of award. Grants of restricted stock units have been made pursuant to our 2014 Long Term Incentive Plan, or 2014 LTIP, since June 13, 2014, when shareholders approved our new 2014 LTIP. Prior to June 13, 2014, grants of restricted stock units were made pursuant to our Amended and Restated Long Term Incentive Plan, or 2005 LTIP. In 2014, quarterly equity awards were made along with retainer payments on the first business day of each quarter. Annual equity awards to the

Chairman of the Board and Committee chairmen were made effective as of the first business day of the third quarter. Directors are also reimbursed for travel and other expenses directly related to their service as directors.

Each new non-employee director receives an initial stock award upon appointment to the Board of 10,000 shares of fully vested restricted stock pursuant to our 2003 Stock Award Plan for Non-Employee Directors. These awards have provided the Company with a valuable tool to ensure that the Board can recruit talented directors to serve on the Board and ensure that such directors’ interests are immediately aligned with shareholders. In 2014, one non-employee director, John J. Lipinski, received 10,000 shares under the 2003 Stock Award Plan upon his election to the Board.

Directors are eligible to defer any or all of their annual cash retainers through a deferred compensation plan of the Company on a tax-deferred basis. Messrs. Intrieri, Lipinski, Martin and Ryan have elected to defer their annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

We have established a stock ownership guideline for non-employee directors to hold at least 15,000 shares of our common stock (which includes restricted stock units) at all times while serving as a director. Newly appointed directors are generally given three years from the date of appointment to comply with this guideline. Failure to comply with this guideline or potential deferrals of the guideline due to hardship are addressed on a case-by-case basis by the Board. There were no failures or deferrals in 2014.

Director Compensation Table for 2014

Name	Fees Earned or Paid in Cash(a)	Stock Awards(b)	Option Awards(c)	All Other Compensation	Total
Archie W. Dunham	$100,000	$441,811	$—	$—	$541,811
Vincent J. Intrieri	100,000	261,541	—	—	361,541
John J. Lipinski	50,000	442,213	—	—	492,213
R. Brad Martin	100,000	261,541	—	—	361,541
Merrill A. (“Pete”) Miller, Jr.	100,000	261,541	—	—	361,541
Frederic M. Poses	100,000	250,034	—	—	350,034
Louis A. Raspino	100,000	269,212	—	—	369,212
Thomas L. Ryan	100,000	250,034	—	—	350,034
Bob G. Alexander(d)	50,000	125,007	—	—	175,007

(a)

Reflects annual retainer for all directors. Messrs. Intrieri, Lipinski, Martin and Ryan have elected to defer their annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors.

(b)

Reflects the aggregate grant date fair value of 2014 restricted stock and restricted stock unit awards determined pursuant to FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 9 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015 (the “Form 10-K”). In connection with the spin-off of our oilfield services business on June 30, 2014 (the “2014 Spin-off”), and pursuant to the terms of our share-based compensation plans, unvested restricted stock units were modified as of the date of the 2014 Spin-off to ensure that the

CORPORATE GOVERNANCE	15

value of each award of unvested restricted stock units did not change as a result of the 2014 Spin-off. Unless otherwise noted, all references to the number of such unvested restricted stock units, and corresponding prices, have been adjusted to reflect modifications on the 2014 Spin-off date.

On January 2, 2014, April 1, 2014, July 1, 2014, and October 1, 2014, respectively, each serving non-employee director received a regular quarterly award of 2,453, 2,500, 2,138 and 2,787 restricted stock units, respectively, with a grant date fair value of $62,504, $62,503, $62,515 and $62,512, respectively. Mr. Lipinski, who was first elected to the Board on June 13, 2014, received a prorated regular award of 427 restricted stock units for the second quarter of 2014, with a grant date fair value of $12,485.

For Mr. Dunham’s service as Chairman of the Board during 2014, he received 8,550 restricted stock units with a grant date fair value of $191,777. For Mr. Raspino’s additional responsibilities as Chairman of the Audit Committee chair during 2014, he received 855 restricted stock units with a grant date fair value of $19,178 effective as of July 1, 2014. For their additional responsibilities as Chairmen of the Compensation, Finance and Nominating Committees during 2014, Messrs. Martin, Intrieri and Miller each received 513 restricted stock units with a grant date fair value of $11,507 effective as of July 1, 2014.

Mr. Lipinski received a new non-employee director grant of 10,000 shares of fully vested restricted stock with a grant date fair value of $304,700 upon his initial election to the Board on June 13, 2014.

As of December 31, 2014, the aggregate number of shares of unvested restricted stock and unvested restricted stock units, as applicable, held by each of the serving non-employee directors was as follows: Mr. Dunham, 65,676; Mr. Intrieri, 16,373; Mr. Lipinski, 4,013; Mr. Martin, 16,667; Mr. Miller, 17,770; Mr. Poses, 15,988; Mr. Raspino, 13,161; and Mr. Ryan, 10,972.

(c)	The Company granted no stock options to non-employee directors in 2014 and none of the non-employee directors held any stock options as of December 31, 2014.

(d)

Mr. Alexander retired from the Board on June 13, 2014, the date of the 2014 Annual Meeting of Shareholders. In accordance with our form of Director Restricted Stock Unit Award Agreement, previously awarded restricted stock units became fully vested upon his departure.

Transactions with Related Persons

The Company has adopted a written related party transaction policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000, (2) the Company is a participant and (3) any of its currently serving directors and executive officers, or those serving as such at any time since the beginning of the last fiscal year, or greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect material interest. The Audit Committee reviews and approves all interested transactions, as defined above, subject to certain enumerated exceptions that the Audit Committee has determined do not present a “direct or indirect material interest” on behalf of the related party, consistent with the rules and regulations of the SEC. Such transactions are subject to the Company’s Code of Business Conduct. Certain transactions with former executive officers and directors that fall within the enumerated exceptions are reviewed by the Audit Committee. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. All transactions described below that do not fall within the enumerated exceptions described in the policy have been reviewed or approved by the Audit Committee.

BP p.l.c. and SandRidge Energy, Inc.

David C. Lawler, who became the Chief Executive Officer of BP p.l.c.’s “Lower 48 Onshore” business in August 2014 and previously served as Executive Vice President and Chief Operating Officer of SandRidge Energy, Inc., is the brother of Robert D. Lawler, the Company’s CEO. The

Company engages in transactions with BP and SandRidge in the ordinary course of business and no such transaction has been determined to be a related party transaction under the Company’s related party transaction policy.

Employment of Family Members

Andrew Kapchinske, son of John M. Kapchinske, Senior Vice President–Exploration and Subsurface Technology, has been an employee of the Company since September 2007. Andrew Kapchinske’s total cash and equity compensation for 2014 was $223,973. The Company is a significant employer in Oklahoma City. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees. Compensation arrangements for family members of related parties are approved by the Compensation Committee.

16	CHESAPEAKE ENERGY CORPORATION

Beneficial Ownership

The table below sets forth (i) the name and address and beneficial ownership of each person known by management to own beneficially more than 5% of our outstanding common stock, and (ii) the beneficial ownership of common stock of our director nominees, directors and named executive officers and all current directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of March 23, 2015, the record date, and the persons named below have sole voting and/or investment power with respect to such shares. Furthermore, in connection with the 2014 Spin-off, and pursuant to the terms of our stock-based compensation plans, unvested restricted stock and restricted stock units and unexercised stock options were modified as of the date of the 2014 Spin-off in order to ensure that the value of these equity awards did not change as a result of the 2014 Spin-off. Unless otherwise noted, all references to numbers of such unvested restricted stock units and unexercised stock options, and corresponding prices, have been adjusted to reflect modifications on the 2014 Spin-off date.

	Common Stock
Beneficial Owner	Number of Shares		Share Equivalents		Total Ownership		Percent of Class
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	73,868,067		2,137,081		76,005,148	(a)	11.4%
Carl C. Icahn c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153	73,050,000		—		73,050,000	(b)	11.0%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	48,425,000		6,638,505		55,063,505	(c)	8.2%
Robert D. (“Doug”) Lawler	410,104	(d)	302,496	(e)	712,600		*
Domenic J. (“Nick”) Dell’Osso, Jr.	312,395	(d)	155,510	(e)	467,905		*
M. Christopher Doyle	13,031		33,540	(e)	46,571		*
M. Jason Pigott	16,493		33,540	(e)	50,033	*
James R. Webb	28,995		65,458	(e)	94,453
Archie W. Dunham	1,572,778	(d)	4,026	(f)	1,576,804		*
Vincent J. Intrieri	35,784	(d)	634	(f)	36,418		*
John J. (“Jack”) Lipinski	45,650		—		45,650		*
R. Brad Martin	186,954	(d)(g)	634	(f)	187,588		*
Merrill A. (“Pete”) Miller, Jr.	174,517	(d)	634	(f)	175,151		*
Frederic M. Poses	694,711	(d)	634	(f)	695,345		*
Kimberly K. Querrey	342,464	(h)	—		342,464
Louis A. Raspino	69,432	(d)	634	(f)	70,066		*
Thomas L. Ryan	69,931	(d)	634	(f)	70,565		*
All current directors and executive officers as a group (17 persons)	5,446,463		864,749		6,319,042		1.0%

*	Less than 1%.

(a)

This information is as of December 31, 2014, as reported in a Schedule 13G/A filed jointly by Southeastern Asset Management, Inc. and O. Mason Hawkins on February 13, 2015. The Schedule 13G/A includes 2,137,081 shares of common stock underlying convertible preferred shares. The Schedule 13G/A reports (i) sole power to vote or to direct the vote of 41,113,870 shares; (ii) shared power to vote or direct the vote of 25,207,229 shares with Longleaf Partners Fund and Longleaf Partners Global Fund; (iii) no power to vote 9,684,049 shares; (iv) sole power to dispose or to direct the disposition of 50,797,919 shares; and (v) shared power to dispose or to direct the disposition of 25,207,229 shares with Longleaf Partners Fund and Longleaf Partners Global Fund.

(b)

This information is as of March 23, 2015, as reported in a Schedule 13D/A filed jointly by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn. The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue Suite 1210, White Plains, NY 10601, (ii) Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands, and (iii) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

According to the filing, High River has sole voting power and sole dispositive power with regard to 14,610,002 shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master has sole voting power and sole dispositive power with regard to 23,754,055 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and

CORPORATE GOVERNANCE	17

sole dispositive power with regard to 34,685,943 shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

According to the filing, each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master may be deemed to indirectly beneficially own the shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(c)

This information is as of December 31, 2014, as reported in a Schedule 13G/A filed by Capital World Investors on February 13, 2015. The Schedule 13G/A includes 6,638,505 shares of common stock underlying convertible preferred shares.

(d)	Includes unvested shares of restricted stock granted after January 1, 2013 with respect to which executive officers and directors have voting power.

(e)	Represents shares of common stock which can be acquired through the exercise of stock options on March 23, 2015 or within 60 days thereafter.

(f)	Includes restricted stock units that are scheduled to vest within 60 days of March 23, 2015.

(g)	Includes 50,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control, and 15,000 shares held in a family trust for the benefit of Mr. Martin’s children.

(h)

Includes 342,464 shares of common stock held by the Simpson Community Trust, over which Ms. Querrey and her spouse, Louis A. Simpson, or either of them individually, have voting power and dispositive power.

Section 16(a)    Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and subsequent changes with the SEC. Based solely on a review of filings with the SEC and written representations of our officers and directors that no other reports were required, we believe that all Section 16(a) reports were filed on a timely basis, with the exception of the following: three reports, each relating to the issuance of common stock into the respective deferred compensation plans of Mr. Dell’Osso, our Chief Financial Officer, Michael A. Johnson, our Senior Vice President – Accounting and Controller, and Jennifer Grigsby, our former Senior Vice President – Corporate & Strategic Planning, were filed two business days late.

18	CHESAPEAKE ENERGY CORPORATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for the Company’s named executive officers listed below, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.

Named Executive Officers
Robert D. (“Doug”) Lawler	President and Chief Executive Officer, or CEO
Domenic J. (“Nick”) Dell’Osso, Jr.	Executive Vice President and Chief Financial Officer, or CFO
M. Christopher Doyle	Executive Vice President, Operations – Northern Division †
M. Jason Pigott	Executive Vice President, Operations – Southern Division †
James R. Webb	Executive Vice President – General Counsel and Corporate Secretary

†	Served as Senior Vice President of Operations during 2014; promoted to Executive Vice President of Operations effective January 1, 2015.

We present our Compensation Discussion and Analysis in the following sections:

1.   Executive Summary. In this section, we highlight our 2014 corporate performance and certain aspects of our executive compensation program and discuss the response of the Compensation Committee of our Board to the 2014 shareholder advisory vote on named executive officer compensation.

p. 19
2. Executive Compensation Program. In this section, we describe the Company’s executive compensation philosophy and the material components of our executive compensation program.	p. 22

3.   Other Executive Compensation Matters. In this section, we provide a brief overview of policies related to stock ownership guidelines, prohibition of hedging and pledging transactions involving Company stock and executive compensation clawbacks. We also review the relationship between our compensation program and risk and the accounting and tax treatment of compensation.

p. 30
4. Actions Related to 2015 Executive Compensation. In this section, we provide an overview of certain Compensation Committee executive compensation decisions for 2015.	p. 31

Executive Summary

2014 Corporate Performance Highlights

We performed remarkably well in 2014, achieving significant improvements in capital efficiency and cost leadership while executing on our strategies of financial discipline and profitable and efficient growth from captured resources. Despite a challenging commodity price environment, we became a stronger and more flexible company.

EXECUTIVE COMPENSATION	19

2014 Operating Efficiencies

•	Lowest cash costs (G&A and production costs) per barrel of oil equivalent, or boe, in nine years

•	40-65% improvement in capital efficiency across all major operating areas since 2012

•

9% growth in total oil and natural gas equivalent production in 2014, while reducing total capital expenditures by approximately 14%, and reaching a production record of 770,000 boe per day in mid-December, with fewer than half of the rigs operating in 2012

•	18% reduction in drilling and completions capital expenditures to $4.5 billion, saving approximately $1 billion compared to 2013

•	Increased liquids production (oil plus natural gas liquids) from 25% of total production in 2013 to 29% of total production in 2014

2014 Balance Sheet Initiatives and Strategic Transactions

•

Generated approximately $5 billion in cash from the sale of certain assets in the southern Marcellus and eastern Utica shales, providing substantial financial flexibility during a time of depressed commodity prices; at the time, divested assets comprised only 8% of proved reserves, while proceeds represented 40% of our market capitalization

•	Two-level upgrade in credit rating from both S&P and Moody’s, placing us one level below investment grade

•	$5.5 billion reduction in total leverage since 2012

•	Entered into a $4 billion unsecured and undrawn credit facility with investment grade-like terms, a Company first

•	Authorized $1 billion share repurchase program

•	Completed a $450 million property exchange that doubled our working interest in the oil-rich Powder River Basin, immediately adding net incremental production of approximately 4,500 boe per day

•	Spin-off of our oilfield services division into the public company Seventy Seven Energy Inc., allowing us to focus resources on core E&P operations

20	CHESAPEAKE ENERGY CORPORATION

Compensation Program Attributes

Compensation Program Attribute	Description

Compensation philosophy	Formal compensation philosophy emphasizes pay for performance and targets median of peer compensation levels
Representative peer group	The Compensation Committee works with its independent compensation consultant to develop a peer group of companies that are similar to us in size, scope, the nature of our business operations and with which we compete for talent
Annual incentive program	Annual incentive compensation based on achievement of pre-determined objective operational (including key safety goals) and financial performance goals
Long-term incentive program	50% of long-term compensation is subject to achievement of objective pre-determined performance goals tied to the creation of long-term shareholder value; stock option value is only realized if our common stock price appreciates
Certain incentive plans intended to qualify for Section 162(m) tax deductibility	Annual Incentive Plan, stock option and PSU awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”)
Minimal perquisites	Named executive officers receive minimal, competitively benchmarked perquisites
No cash payments on death and disability	In 2013 we eliminated cash severance benefits for termination of service as a result of death or disability
Double-trigger change of control benefits	Employment agreements with our named executive officers contain “double-trigger” change of control cash payments and the 2014 LTIP provides for “double-trigger” equity acceleration
No tax gross-ups for executive officers	No tax gross-up is paid to any executive officer for any reason
Stock ownership guidelines	Maintain robust stock ownership guidelines for all executive officers
Hedging and pledging prohibited	Full prohibition on margining, derivative or speculative transactions, such as hedges, pledges and margin accounts, by executive officers
Clawback policy	Compensation recovery policy recaptures unearned incentive payments in the event of material noncompliance with any financial reporting requirement that leads to an accounting restatement

Response to 2014 Shareholder Advisory Vote on Named Executive Officer Compensation

At our 2014 annual meeting, approximately 95% of shares cast voted in favor of our named executive officer compensation. This was an improvement from 2013 when we received 84% support. Since 2012, the Compensation Committee has undertaken a comprehensive review of the Company’s executive compensation program with the assistance of its independent compensation consultant. The goal of this review was to ensure that the Company’s compensation programs appropriately tie executive pay to Company performance. The 2014 vote confirmed that a great majority of shareholders agree that the Company’s redesigned executive compensation program aligns with shareholder objectives and is responsive to feedback received during the past three years. This was further confirmed through discussions that took place before and after the 2014 annual meeting with shareholders representing nearly 60% of the Company’s outstanding shares.

The Compensation Committee continues to evaluate the executive compensation program to execute the Company’s compensation philosophy described below under “—Executive Compensation Program—Philosophy and Objectives of our Executive Compensation Program” and respond to feedback from shareholders. For those reasons, the Compensation Committee made the following changes for 2015:

•	Modified the annual incentive program metrics to drive 2015 performance consistent with our business forecast and lower commodity prices.
•

Modified the 2015 performance share unit award, or PSU, three-year performance goals to focus 50% on total shareholder return, or TSR, and 50% on two operational metrics, 25% on production growth per debt adjusted share and 25% on finding and development cost per boe, which the Compensation Committee believes will complement the other operational unit metrics in our annual incentive program while focusing our executive officers on long-term shareholder return.

•	Reviewed 2014 target total direct compensation for named executive officers and adjusted certain 2015 compensation levels as set forth in “Actions Related to 2015 Compensation” below.

•	Started granting equity awards under our shareholder-approved 2014 LTIP that provide for “double trigger” equity acceleration upon a change of control.

At the 2015 Annual Meeting, we are again holding an advisory vote on named executive officer compensation (see “Proposal 2: Shareholder Advisory Vote to Approve Named Executive Officer Compensation” on page 47), in accordance with the shareholders’ advisory vote in 2011 in favor of annual advisory votes on executive compensation. The Compensation Committee will consider the results from this year’s and future advisory votes on executive compensation when making subsequent executive compensation decisions.

EXECUTIVE COMPENSATION	21

Executive Compensation Program

Philosophy and Objectives of our Executive Compensation Program

To guide compensation decisions, the Compensation Committee adopted a formal compensation philosophy in 2012. The philosophy reflects the Compensation Committee’s intent to generally set all elements of target compensation (e.g., base salary, target annual incentive award opportunity and target long-term incentive award opportunity) at or near the median of similarly situated executives among the Company’s peer group or other relevant industry benchmarks. The competitive positioning of target compensation levels for individuals may vary above or below the median based on executive-specific factors such as tenure, experience, proficiency in role or criticality to the organization. The Compensation Committee’s objective is to have a program that:

•	Attracts and retains high-performing executives;

•	Pays for performance and thus has a meaningful portion of pay tied to business performance;

•	Aligns compensation with shareholder interests while rewarding long-term value creation;
•	Discourages excessive risk by rewarding both short-term and long-term performance;

•	Reinforces high ethical conduct, environmental awareness and safety; and

•	Maintains flexibility to better respond to the dynamic and cyclical energy industry.

Unlike target compensation levels, which are set by the Compensation Committee near the beginning of the year, actual compensation is a function of the Company’s operational, financial and stock price performance, as reflected through annual incentive payouts, performance share payouts and the value of all other long-term incentive awards at vesting. Actual compensation is intended to vary above or below target levels commensurate with Company performance.

Elements of our Executive Compensation Program

Our 2014 executive compensation program is designed to reinforce the link between the interests of our executive officers and our shareholders. The purpose and key characteristics of each element of our 2014 executive compensation program are summarized below:

Element	Purpose	Key Characteristics

Base salary

Provides a fixed level of compensation for performing the essential elements of the job; reflects each executive officer’s level of responsibility, leadership, tenure, qualifications and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry; gives executives a degree of certainty in light of having a substantial majority of their compensation at risk

Fixed compensation that is reviewed annually and adjusted if and when appropriate

22	CHESAPEAKE ENERGY CORPORATION

Element	Purpose	Key Characteristics

Annual incentive award	Motivates executive officers to achieve our short-term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions	Annual cash award based on corporate performance compared to pre-established goals
Individual performance bonus	Reflects extraordinary performance of specified executive officers in instances where performance is based on select individual criteria or is well in excess of what is expected of the executive

Cash payment that is awarded in rare circumstances where performance warrants an additional bonus in excess of the annual incentive award: two named executives received individual performance bonuses for 2014

PSU award	Motivates executive officers to achieve our long-term business objectives by tying incentives to long-term metrics

Performance-based long-term award with a ratable vesting period over three years where the ultimate number of units earned, if any, is based on achievement of performance metrics over a three-year period and the ultimate cash paid, if any, is based on the value of our stock at the time the units are converted to cash and paid out; for 2014, relative TSR was the sole performance goal

Restricted stock unit award

Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when low commodity prices weigh on our stock price

Long-term restricted stock unit award with a ratable vesting period over three years; the ultimate value realized varies with our common stock price
Stock option award	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term

Long-term option award with an exercise price equal to the fair market value on the date of grant and a ratable vesting period over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price

Other compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers	Indirect compensation element consisting of health and welfare plans and minimal perquisites

2014 Named Executive Officer Compensation

2014 Process for Determining Executive Compensation

Role of the Compensation Committee

The Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. In determining compensation, the Compensation Committee makes an overall assessment of the performance of the named executive officer team and the role and relative contribution of each of its members on an annual basis. In 2014, the Compensation Committee’s approach consisted of both an objective consideration of the Company’s performance relative to predetermined metrics as more fully described beginning on page 25 under “—2014 Named Executive Officer Compensation Elements” and a subjective consideration of each named executive officer’s performance and overall role in the organization, including consideration of the median compensation of similarly situated executives among our compensation peer group. In its assessment of the performance of each named executive officer in 2014, the Compensation Committee considered the following:

Company Performance	Individual Performance: Tangibles	Individual Performance: Intangibles

• Financial and operational performance of the Company, including progress made with respect to predetermined metrics more fully described below

• Named executive officer’s contributions to the development and execution of the Company’s business plans and strategies

• Performance of the named executive officer’s department or functional unit

• Level of responsibility

• Tenure with the Company

• Leadership ability • Demonstrated commitment to the Company • Motivational skills • Attitude • Work ethic

EXECUTIVE COMPENSATION	23

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee may retain a compensation consultant, and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant that it retains. The Compensation Committee has retained F.W. Cook as its independent compensation consultant to provide an objective analysis of, and counsel on, the Company’s executive compensation program. In addition, Pay Governance LLC (“Pay Governance”) provided consulting services to management in 2014 related to the Company’s executive compensation programs, policies and processes. We refer to F.W. Cook and Pay Governance together as the “Compensation Consultants.”

In 2014, F.W. Cook attended all Compensation Committee meetings. F.W. Cook provided the Committee with market analyses and advised the Committee on market trends and regulatory and governance developments and how they may impact our executive compensation programs. They also advised the Committee with regard to the design and structure of our executive compensation programs to ensure appropriate linkage between pay and performance, setting the pay for our CEO, and compensation for other executive officers in consultation with the CEO. From time to time, Pay Governance also provides information and recommendations to the Committee with respect to executive compensation. F.W. Cook participates in these meetings and performs an independent, objective analysis of market and other data provided by Pay Governance and generally counsels the Committee as to the advice obtained from Pay Governance.

The Compensation Committee evaluated whether conflicts of interest were created by the retention of any of the advisors providing compensation consulting services in 2014 and evaluated their independence pursuant to the standards set forth in the New York Stock Exchange Listed Company Manual. As a result of this assessment, the Compensation Committee concluded that (i) no conflicts of interest exist with respect to F.W. Cook or Pay Governance; and (ii) Pay Governance is not independent from management given the reporting relationship with management, the responsibility of management for the oversight of Pay Governance’s work product and the services provided. The Compensation Committee concluded that any potential conflict posed by the Compensation Committee’s receipt of information and advice from Pay Governance was sufficiently mitigated by the direct involvement of its independent compensation consultant, F.W. Cook, and the Compensation Committee’s own examination and assessment of the objectivity of Pay Governance’s advice.

Benchmarking

The Compensation Committee uses a peer group to compare the competitiveness of each element of the named executive officers’ target direct compensation, consisting of base salary, target annual incentive compensation and the value of long-term incentive awards. For purposes of setting 2014 executive compensation, our compensation peer group consisted of the following eleven exploration and production peer companies that are similar to the Company in size, scope and nature of business operations, and with whom we compete for talent:

•Anadarko Petroleum Corporation	•Marathon Oil Corporation
•Apache Corporation	•Murphy Oil Corporation
•Continental Resources, Inc.	•Noble Energy, Inc.
•Devon Energy Corporation	•Occidental Petroleum Corporation
•EOG Resources, Inc.	•SandRidge Energy, Inc.
•Hess Corporation

In December 2014, the Compensation Committee, with the advice of the Compensation Consultants, assessed the compensation peer group and determined to replace SandRidge Energy, Inc. with EnCana Corporation, in order to include the performance and returns of companies that are more similar to Chesapeake’s in market capitalization, as well as size, scope and nature of business operations. At the time this decision was made, our market capitalization was $16.8 billion, as compared to $12.8 billion for EnCana and $2.8 billion for SandRidge.

With the exception of Hess and Murphy Oil, all of the peer companies are independent exploration and production companies. Our compensation peer group contains companies in our industry that are both larger and smaller in size and scope. At the time the Compensation Committee approved our peer group for 2014, our revenue was at approximately the 54th percentile of the peer companies, our assets were at approximately the 70th percentile of the peer companies and our market capitalization was at approximately the 15th percentile of the peer group. We compete with the companies in our compensation peer group for talent, and the Compensation Committee believes the selected companies were the most appropriate for use in benchmarking 2014 executive compensation. The differences and similarities between us and the companies in our industry peer group are taken into consideration when making named executive officer compensation decisions.

As discussed above under “—Executive Compensation Program—Philosophy and Objectives of Our Executive Compensation Program,” the Compensation Committee intends to generally set all elements of target compensation at or near the median of similarly situated executives among the Company’s compensation peer group. In addition to other factors the Compensation Committee considers when making compensation decisions, it may also consider other relevant industry benchmarks from survey sources.

Chief Executive Officer and Management Role in Executive Compensation Process

The Company’s CEO has an active role in executive compensation, and typically makes recommendations to and participates in discussions with the Compensation Committee to provide information regarding the compensation of the other named executive officers. Following such recommendations, the Committee discusses the compensation of each named executive officer and approves the final named executive officer compensation amounts, subject to such modifications as it deems appropriate. The Committee discusses the compensation of the CEO in executive session with its independent compensation consultant and approves his final compensation amounts. Following such approvals, the Compensation Committee provides a report of its executive compensation decisions to the full Board of Directors for discussion and ratification. The CEO, not being a member of the Compensation Committee, does not vote at Compensation Committee meetings, and he does not participate in the Board’s vote on the acceptance and ratification of the Compensation Committee’s approvals or reports with respect to his compensation.

In addition to the participation of our CEO, other members of senior management typically provide the CEO and Compensation Committee and its advisors with detailed analyses and recommendations regarding each element of executive officer compensation (other than for the CEO) to facilitate the Compensation Committee’s annual review.

24	CHESAPEAKE ENERGY CORPORATION

2014 Named Executive Officer Compensation Elements

Since December 2011, the Compensation Committee has made substantial changes to our executive compensation program. These changes continued to be reflected in our 2014 compensation program. For 2014, after considering the analyses and recommendations of the Compensation Consultants, feedback received from our shareholders, the Company’s performance in 2013 and the competitive market, the

Compensation Committee set base salaries, incentive compensation opportunities and performance measures for 2014. Each named executive officer’s target 2014 compensation was also based on a comprehensive review of his individual performance and a review of the compensation levels for individuals in the peer group companies with similar titles and responsibilities, as described below.

Base Salary

Base salaries reflect each named executive officer’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry. In early 2014, the Compensation Committee reviewed base salaries for the named executive officers.

Based upon the factors described above and a review of the compensation levels for individuals in the peer group companies with similar titles and responsibilities, changes were approved by the Compensation Committee for Messrs. Doyle, Pigott, and Webb as follows:

Individual	2013 Base Salary	2014 Base Salary	% Change	Reason for Change

Robert D. (“Doug”) Lawler	$1,250,000	$1,250,000	—	Base salary already close to median of peer group
Domenic J. (“Nick”) Dell’Osso	$725,000	$725,000	—	Base salary already close to median of peer group
Christopher Doyle	$550,000	$567,000	3.1	Reflect market movement shown in external benchmarking
M. Jason Pigott	$500,000	$520,000	4.0	Reflect market movement shown in external benchmarking
James R. Webb	$475,000	$600,000	26.3	Move base salary closer to median of peer group

Performance-Based Annual Incentives

2014 Annual Incentive Program. The annual incentive component of our executive compensation program is intended to motivate and reward named executive officers for achieving our short-term business objectives that we believe drive the overall performance of the Company over the long term. In January 2013, the Compensation Committee and the Board approved the Chesapeake Energy Corporation 2013 Annual Incentive Plan, a cash-based incentive plan structured to encourage the use of pre-established performance goals. The plan was submitted for shareholder approval at our 2013 annual meeting of shareholders and was overwhelmingly approved.

In order to qualify as performance-based compensation under Section 162(m), our named executive officers are also subject to a pre-established performance goal called the “Tax Deductibility Threshold,” which the Company must achieve before any payment is made under the 2013 Annual Incentive Plan and any annual incentive program operating under such plan. For 2014, the Tax Deductibility Threshold was oil and gas production (adjusting for asset acquisitions and divestitures) equal to at least 75% of the production achieved during 2013. If the Company satisfied the Tax Deductibility Threshold, each named executive officer would become eligible for his individual maximum award opportunity (the “Individual 162(m) Cap”) and the Compensation Committee would determine individual award amounts utilizing the criteria and methodology described below. Neither the Tax Deductibility Threshold nor the Individual 162(m) Caps served as a basis for the Compensation Committee’s compensation decisions for our named executive officers; instead, these caps served to establish a ceiling on the amount of annual incentive awards that the Compensation Committee could award to the named executive officers on a tax deductible basis. For 2014, the amounts awarded by the Compensation Committee under the 2014 annual incentive program were less than the Individual 162(m) Caps.

Calculating Annual Incentive Awards. The following formula was used to calculate the payment that could be awarded to each named executive officer under the 2014 annual incentive program:

Base Salary            X             Target Percentage of Base Salary            X            Payout  Factor (0 - 200%)

EXECUTIVE COMPENSATION	25

The Compensation Committee established the target percentage of base salary (using the base salary in effect on the last day of 2014) payable under the annual incentive program at 150% for the CEO, 125% for EVPs and 80-100 % for SVPs to provide an annual incentive opportunity that was competitive with our peers. Following the end of 2014, the Compensation Committee determined the payout factor based on the Company’s weighted achievement of pre-established goals. The program was structured to have threshold, target and maximum performance levels and the corresponding payout opportunities of 50%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling between threshold and target and between target and maximum). For each metric, there would be no payment for performance below the minimum 50% threshold performance level and a maximum payout of 200% of each individual’s target percentage for exceptional performance, as discussed below. The following chart shows the range of annual incentive awards expressed as a percentage of salary for the named executive officers by title, based on the target percentage of base salary multiplied by the above-listed threshold, target and maximum payout opportunities.

Executive Level	Threshold (50%)	Target (100%)	Maximum (200%)

CEO	75.0%	150%	300%
EVP	62.5%	125%	250%
SVP	50.0%	100%	200%

Performance Goals and Calculation of Payout Factor. For the 2014 annual incentive program, the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately reflected factors that would positively impact shareholder value during 2014. The targets were drawn from the Company’s forecast, which is developed in consultation with the Board. The performance assumptions that underlie the forecast are the subject of considerable discussion during this process. Certain 2014 performance goal targets were lower than actual 2013 performance given that the Company had established a more conservative operating budget for 2014. The new budget was designed to incentivize financially responsible spending and promote efficient drilling activity, which would likely result in (i) lower production growth and (ii) lower proved reserves organically added. At the time the targets were set, the Compensation Committee believed that the performance achievement targets were rigorous objectives given the tighter budgetary restraints.

The cash-cost management factor was a multiplier of the annual incentive program performance results for 2014 and was intended to encourage employees to focus on efficiencies that impact controllable cash costs. The cash cost management factor is calculated as oil and gas lease operating expense plus general and administrative expense divided by production volumes. It could have served as a multiplier of up to 10% of the total annual incentive program payout, but the total payout may not exceed 200% of target.

The table below also details the Company’s level of achievement with respect to each performance goal and the final payout factor to be applied to each named executive officer’s target annual incentive award opportunity calculated using linear interpolation as described above.

A	B	C	D	E = D as a F(x) of C	F	G = F X B

Goal	Weighting	Performance Target	Performance	Achievement Level (% of Target)	Goal Payout Factor	Weighted Goal Payout Factor

Adjusted EBITDA/BOE	20%	$21.00	$19.18	92%	0%	0%
Capital Expenditures (in millions)	20%	$5,500	$5,073	108%	200%	40%
Production Growth	20%	3%	5.5%	183%	200%	40%
Proved Reserves Organically Added (mmboe)	20%	300	367	122%	200%	40%
Total Recordable Incident Rate (% reduction)	10%	10%	35%	350%	200%	20%
Reportable Spills (% reduction)	10%	25%	4%	16%	16%	1.6%

Total Weighted Payout Factor:						141.6%
Cash Cost Management (CCM) Factor:						2.5%
Modified Weighted Average Payout Factor (Total Weighted Payout Factor x (1 + CCM)):						145.1%

Please see Exhibit A for an explanation of the non-GAAP financial measures used in the table above.

26	CHESAPEAKE ENERGY CORPORATION

Summary of Targets and Payments for 2014. The analysis under the 2014 annual incentive program yielded above-target payouts for all executives given the Company’s strong performance in 2014. The following table shows how the formula was applied and the actual amounts awarded under the 2014 annual incentive program.

Individual	Base Salary($)(a)	Target Annual Incentive(%)(b)	Target Value of Annual Incentive($)	Payout Factor(%)	2014 Actual Award($)

Robert D. (“Doug”) Lawler	1,250,000	150	1,875,000	145.1	2,720,625
Domenic J. (“Nick”) Dell’Osso	725,000	125	906,250	145.1	1,314,969
Christopher Doyle	567,000	100	567,000	145.1	822,717
M. Jason Pigott	520,000	100	520,000	145.1	754,520
James R. Webb	600,000	125	750,000	145.1	1,088,250

(a)	Base salary amounts are as of December 31, 2014.

(b)	Target annual incentives are reflected as a percentage of base salary.

The Compensation Committee has continued to refine the annual incentive program applicable to our named executive officers for 2015 as discussed in more detail under “—Actions Related to 2015 Executive Compensation” on page 31 below.

2014 Individual Performance Bonus. The Compensation Committee may, in its judgment, award cash bonuses to executive officers in instances where performance is based on select individual criteria or is well in excess of what is expected of the officer, and warrants an additional bonus in excess of the annual incentive award payable under the annual incentive program. These awards are typically limited in amount and only granted in extraordinary circumstances. For 2014, the Compensation Committee determined that all named executives performed exceptionally and that such additional bonuses were warranted for Messrs. Doyle and Pigott.

Mr. Doyle received an individual performance bonus in the amount of $177,283 and Mr. Pigott received an individual performance bonus in the amount of $245,480 as a result of their essential roles in the Company’s performance in 2014. Messrs. Doyle and Pigott led major initiatives for the Company, including initiatives to ensure that the Company is drilling its best wells, reducing costs and increasing efficiencies, which we believe will benefit the Company and its shareholders for years to come, in addition to ensuring operational execution in the Northern and Southern Divisions. Mr. Doyle is also responsible for two additional functions: (i) operations and technical services; and (ii) supply chain management. These functions provide enhanced analytics to operational areas, reductions in sourcing costs and an overall increase in capital efficiency throughout our supply chain.

Long-Term Incentive Compensation

Long-term incentive compensation aligns the long-term interests of the named executive officers with our shareholders. Total target compensation is weighted heavily toward long-term incentive compensation, consistent with our goal of long-term shareholder value creation. For 2014, the Compensation Committee determined to grant long-term incentive awards, half of which consisted of PSUs and half of which was equally divided between restricted stock units and stock options. This approach is intended to motivate our named executive officers to achieve our business objectives by continuing to reinforce the link between the long-term interests of our named executive officers and our shareholders.

Size and Form of 2014 Long-Term Incentive Awards. The size of equity awards granted to each named executive officer is based on an estimated target dollar value. The Compensation Committee determines the target value based on each named executive officer’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and a review of the compensation levels for individuals in the peer group companies with similar titles and responsibilities. The Compensation Committee also considers potential shareholder dilution.

After choosing the general target value for each named executive officer’s equity awards, the Compensation Committee allocates the dollar value between time-based awards and performance-based awards. Long-term incentive awards for named executive officers in 2014 consisted of approximately 25% restricted stock units (the value of which was based on the closing price of the Company’s common stock on the grant date), approximately 25% stock options (the value of which was determined using the Black-Scholes option pricing model on the grant date) and approximately 50% cash-settled PSUs (the value of which was determined in part based on the closing price of the Company’s common stock and in part by a Monte Carlo simulation, each on the grant date).

EXECUTIVE COMPENSATION	27

Based upon the factors described above and a review of the aggregate grant date value of long-term incentive compensation levels for individuals in the peer group companies with similar titles and responsibilities, changes were approved by the Compensation Committee for Messrs. Dell’Osso, Doyle and Pigott as follows:

Individual	2013 Aggregate Grant Date Target Value($)	2014 Aggregate Grant Date Target Value($)	% Change	Reason for Change

Robert D. (“Doug”) Lawler	10,500,000	10,500,000	—	2013 target value already close to median of compensation peer group
Domenic J. (“Nick”) Dell’Osso	5,750,000	2,475,000	(57)	2013 target value was above the median of compensation peer group
Christopher Doyle	1,700,000	2,500,000	47	Additional value awarded to recognize superior performance since joining the organization in 2013
M. Jason Pigott	1,700,000	2,500,000	47	Additional value awarded to recognize superior performance since joining the organization in 2013
James R. Webb	1,750,000	3,000,000	71	Additional value awarded to recognize superior performance since joining the organization in 2012.

2014 Time-Based Awards. Restricted stock units and stock options each vest ratably over a three-year period. The Compensation Committee continues to believe that restricted stock units play an important role in accomplishing the objectives of the executive compensation program, in particular, retention and alignment with shareholder interest. Holders of unvested restricted stock units are entitled to receive dividend equivalents on such units. The Compensation Committee also continues to believe that time-vested stock options further tie compensation to Company performance, given that stock options only have value if the Company’s stock price increases after the date of grant.

2014 PSU Awards. The target PSUs vest ratably over the three-year period beginning on January 10, 2014; however, the final number and value of the PSUs paid to a named executive officer depend on the Company’s performance relative to objective performance goals during the three-year performance period ending on December 31, 2016. The Compensation Committee established the performance goals in early 2014 based on performance measures enumerated in the 2014 LTIP and, if met, each PSU awarded entitles a named executive officer to a cash payment based on the price per share of the Company’s common stock, determined at the end of the performance period. No dividend equivalents are paid on PSUs. The Compensation Committee determined that settling the PSUs in cash strikes the right balance between aligning executives’ and shareholders’ interests and maintaining a responsible level of compensation-related shareholder dilution.

2014 PSU Performance Goals. The final number of PSUs awarded to named executive officers will be determined at the end of the three-year performance period based on the Company’s performance against an objective performance goal. The 2014 PSU performance goal is relative TSR measured over the three-year performance period as shown in the table below. The Committee chose the performance metric for 2014 PSUs to motivate named executive officers to drive differential performance for the Company’s shareholders. The performance goal correlates to the Company’s performance during the performance period with modifiers expressed as a percentage, resulting in a combined range of 0 to 200% (subject to the “circuit breaker” described below). The Company’s performance with respect to these goals will be measured against a peer group consisting of Anadarko Petroleum Corporation, Apache Corporation, Continental Resources, Inc., Devon Energy Corporation, EnCana Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy, Inc., and Occidental Petroleum Corporation.

CHK TSR Ranking	1	2	3	4	5	6	7	8	9	10-12

PSUs Earned as % of Target	200%	182%	164%	146%	128%	110%	92%	74%	56%	0%

28	CHESAPEAKE ENERGY CORPORATION

2014 PSUs are subject to an absolute TSR “circuit breaker” that caps the number of PSUs earned at 100% of target when the Company’s absolute TSR is negative over the performance period. The circuit breaker does not apply if the Company’s performance results in an aggregate modifier of less than 100%.

2014 PSU Payouts. The ultimate cash payout earned by a named executive officer will be determined by multiplying the number of units, as modified above, by the average closing price per share of our common stock as reported on the New York Stock Exchange for the 20 trading days including and immediately preceding the last day of the three-year performance period. Cash awards under the PSU program are calculated as of the end of the performance period and delivered as follows:

The Compensation Committee determined that using a relative TSR performance measure with an absolute TSR circuit breaker correctly balanced accountability to shareholders for absolute TSR with the need for compensation incentives that reward named executive officers for outstanding achievement relative to our peers even when low commodity prices weigh on our stock price.

All 2014 PSU awards are intended to comply with the “performance-based compensation” requirements under Section 162(m).

In January 2015, the Compensation Committee certified the Company’s performance with respect to the 2012 three-year PSU awards, which had a three-year performance period that ended December 31, 2014. The Compensation Committee determined the final number of three-year PSUs awarded to named executive officers based on the TSR and Operational Modifier matrices below, which correlate to the Company’s performance over the three-year performance period.

The following table lists the actual number of PSUs earned by, and corresponding payment to Mr. Dell’Osso, the only named executive officer who received 2012 three-year PSU awards:

Individual	Target Three-Year PSUs	Final Modifier(a)	Final Three-Year PSU Award	Three-Year PSU Cash Payment(b)

Domenic J. (“Nick”) Dell’Osso, Jr.	73,708	75%	55,281	$1,039,283
(a)	The final modifier applicable to the three-year PSUs equals the sum of the three-year TSR modifier and the three-year operational modifier, which were 0% and 75%, respectively.

(b)	Based on the 20-day average closing price of the Company’s common stock ending on December 31, 2014, or $18.80 per share.

All 2012 PSU awards are intended to comply with Section 162(m).

Other Compensation Arrangements

We also provide compensation in the form of benefits and perquisites to the named executive officers, including health and welfare insurance benefits, matching contributions of common stock under the Company’s 401(k) plan and nonqualified deferred compensation plan (up to 15% of an employee’s annual base salary and cash bonus compensation) and financial planning services. The named executive officers also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events. The foregoing benefits and perquisites are provided to all employees or large groups of senior-level employees. From time to time, family members and invited guests are

EXECUTIVE COMPENSATION	29

permitted to accompany named executive officers on business trips using the fractionally owned Company aircraft, which also has no incremental cost to the Company. No tax gross-ups are paid to any executive officer for any of these perquisites. See “Executive Compensation Tables—All Other Compensation Table” below for more information.

The Company includes the above benefits and perquisites as taxable income to the executive on Form W-2 after each fiscal year, in accordance with Internal Revenue Service guidelines. The Company does not provide tax gross-up payments for these amounts.

Other Executive Compensation Matters

Stock Ownership Guidelines

The Compensation Committee has established stock ownership levels for our executive officers, including the named executive officers, because we believe stock ownership directly aligns their interests with those of our shareholders. The Compensation Committee reviews compliance with the stock ownership guidelines semi-annually. Historically, the Compensation Committee established minimum stock ownership levels in our executive officers’ employment agreements. In 2013 the Compensation Committee adopted stand-alone stock ownership guidelines for the Company’s executive officers. Executives are expected to be in compliance with these minimum guidelines within five years of employment or assignment to a new organizational tier. All named executive officers are currently in compliance with these minimum guidelines. The stock ownership policy requires that each executive own at least a number of shares of common stock equal to a multiple of the executive’s base salary, measured against the value of the executive’s holdings, based on the greater of a spot price or the trailing 36-month average closing price of the Company’s common stock. After achieving compliance with the stock ownership guidelines, each executive must continue to meet the stock ownership guidelines for his or her current office. An executive that has fallen out of compliance with the guidelines has six months to cure, measured from the later of the date of receipt of written notice of non-compliance or the first day of the next open trading window following receipt of such notice. The ownership guidelines are as follows:

Position	Guideline

CEO	5.0 times total cash compensation (base salary plus bonus)
EVPs	3.0 times base salary, subject to a 25,000 share floor
SVPs	2.5 times base salary, subject to a 10,000 share floor

In measuring compliance with the guidelines, the Company includes shares purchased in the open market; shares held in Company plans (401(k) and deferred compensation plans); the unvested portion of restricted stock units and restricted stock; and shares owned both directly and indirectly. Neither unexercised stock options nor unearned PSUs count toward satisfaction of the guidelines.

Prohibition of Hedging and Pledging Transactions

Our Insider Trading Policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. In March 2013, the Compensation Committee revised the policy, eliminating the practice of applying the prohibition only with respect to shares held in satisfaction of the stock ownership guidelines and making the policy an outright prohibition on any derivative or speculative transactions involving Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Company stock or engaging in hedging or monetization transactions with respect to Company stock. The policy also prohibits directors and executive officers from holding Company stock in a margin account or pledging Company stock as collateral for a loan. We believe the expanded application of the prohibition more effectively aligns each officer’s interests with those of our shareholders.

Compensation Recovery or “Clawback” Policy

In 2012, the Board adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Company will seek to recover from any current or former executive officer incentive-based compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement as determined by the Compensation Committee.

The Company also maintains compensation recovery provisions relating to stock options, restricted shares, restricted stock units and PSUs. Under these provisions, the Company may cancel such long-term incentive awards, in whole or in part, whether or not vested, of executives who engage in serious breaches of conduct, including violations of employment agreements, confidentiality or other proprietary matters, or otherwise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders.

30	CHESAPEAKE ENERGY CORPORATION

Relationship between Compensation Program and Risk

Our Compensation Committee performed a review of key attributes and structures of the Company’s compensation policies and programs and has determined that they do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

•

The annual incentive compensation for executive officers in 2014 consisted of a mix of six financial and operational goals, plus a cash cost multiplier, which are aligned with the Company’s strategic short-term goals and designed to improve the Company’s performance in the long term.

•

In addition to restricted stock unit awards, the variable long-term incentive compensation for executive officers in 2014 also included awards of PSUs and stock options, all of which have multiple-year vesting and performance periods, thereby discouraging short-term risk taking.

•	Our stock ownership guidelines encourage our directors and executives to maintain a long-term perspective.

•

Our prohibition on derivative or speculative transactions involving Company stock by directors and executive officers reinforces the alignment of our directors’ and executives’ interests with those of our shareholders.

•

Our compensation recovery policy is designed to recapture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under applicable law that leads to an accounting restatement and permits the cancelation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with the business of the Company.

•

The compensation programs that apply to non-executive employees consist of competitive base salaries, formulaic annual incentives based on pre-determined metrics that drive the Company’s performance and long-term incentive compensation consisting of restricted stock unit awards that vest over three years. The steady income provided by base salaries allows employees to focus on the Company’s business. The annual incentives motivate employees to achieve the Company’s financial and operational goals without incentivizing inappropriate risk-taking. The long-term incentive awards align employees’ long-term interests with those of our shareholders and generally encourage a long-term view. The Compensation Committee has determined that the distribution of our compensation programs among short- and long-term goals do not represent a material risk to the Company.

Accounting and Tax Treatment of Compensation

In structuring executive compensation, the Company analyzes the anticipated accounting and tax treatment of various arrangements and payments, including the deductibility of executive compensation under Section 162(m). Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless such compensation qualifies as performance-based compensation under Section 162(m). Accounting for compensation arrangements is prescribed by the Financial Accounting Standards Board. In determining the design of our incentive arrangements, the accounting method and tax treatment are considered, but the accounting for or deductibility of compensation is not a determinative factor in compensation decisions. In 2014, we awarded certain compensation that is not deductible under Section 162(m) because we believed it was consistent with our compensation objectives and would be in the best interest of the Company and its shareholders. For example, the Compensation Committee recognized that the 2014 grant of restricted stock units is not deductible under Section 162(m), but believed that its retentive value outweighed any impact resulting from the inability to claim such a deduction. Because of the fact-based nature of the “performance-based compensation” exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that any compensation will qualify for exemption under Section 162(m), which would prevent us from taking a deduction.

Actions Related to 2015 Executive Compensation

After considering the information and recommendations provided by F.W. Cook and Pay Governance, the Company’s performance in 2014 and the competitive market data, the Compensation Committee set base salaries, incentive compensation opportunities and performance measures for 2015. The Compensation Committee increased Mr. Lawler’s 2015 total target compensation, by increasing his base salary from $1,250,000 to $1,300,000, maintaining his target annual incentive opportunity at 150% of his base salary and increasing his target long-term incentive opportunity from $10,500,000 to $10,750,000. These levels are below the median of the Company’s compensation peer group. The average 2015 total target compensation set for our other named executive officers remained comparable to similarly situated executives in our peer group. Following the promotions of Messrs. Doyle and Pigott to the level of Executive Vice President, based upon their outstanding contributions to the Company’s operational excellence, they received base salary increases and target annual incentive opportunity increases to the amounts set for Executive Vice Presidents based on competitive market data. Mr. Webb also received a base salary increase to $625,000 from $600,000 for 2014.

Compensation Peer Group

For 2015, the Compensation Committee used a peer group to benchmark compensation of our named executive officers, including base salary, target annual incentive opportunities and target long-term incentive opportunities. The peer group included the following eleven companies:

Anadarko Petroleum Corporation	Devon Energy Corporation	Hess Corporation	Noble Energy, Inc.
Apache Corporation	EnCana Corporation	Marathon Oil Corporation	Occidental Petroleum Corporation
Continental Resources, Inc.	EOG Resources, Inc.	Murphy Oil Corporation

EXECUTIVE COMPENSATION	31

The Compensation Committee further assessed the compensation peer group and determined to replace Continental Resources, Inc. with ConocoPhillips, due primarily to ConocoPhillips’ exposure to both oil and gas exploration and production, for purposes of judging relative TSR for

PSUs granted in 2015. The 2015 PSUs will vest based on the Company’s TSR performance relative to the updated peer group over the three-year period ending December 31, 2017.

2015 Annual Incentive Program

The 2015 annual incentive program was established pursuant to the 2013 Annual Incentive Plan, which was approved by shareholders at the 2013 annual meeting. The structure of the 2015 annual incentive program is the same as the 2014 annual incentive program. The 2015 annual incentive program is also subject to a Tax Deductibility Threshold and Individual 162(m) Caps, as described above under the caption “Performance-Based Annual Incentives – 2014 Annual Incentive Program.” For 2015, the Tax Deductibility Threshold is oil and gas production (adjusting for asset acquisitions and divestitures) equal to at least 75% of the production achieved during 2014. For 2015, the Compensation Committee established similar financial, operational and environmental, health and safety performance goals and a cash cost management multiplier, which is intended to encourage employees to focus on efficiencies that impact controllable cash costs. As with the 2014 annual incentive program, the 2015 performance goals include: adjusted EBITDA per boe, capital expenditures, production growth, reserve replacement (mmboe), total recordable incident rate (expressed as a percentage reduction) and reportable spills.

2015 Long-Term Incentive Program

Target Long-Term Incentive Mix. On January 10, 2015, the Compensation Committee granted long-term incentive awards to then-serving named executive officers and other senior executives pursuant to the 2014 LTIP. One-half of each named executive officer’s long-term incentive award was in the form of PSUs (the value of which is determined in part based on the closing price of the Company’s common stock and in part by a Monte Carlo simulation, each on the grant date), and the other half was equally divided between restricted stock units (the value of which is based on the closing price of the Company’s common stock on the grant date) and stock options (the value of which is determined using the Black-Scholes option pricing model on the grant date), each vesting ratably over a three-year period ending on December 31, 2017.

PSU Program. For 2015, to determine the appropriate performance measure for the PSU grants, the Compensation Committee reviewed a survey conducted by Pay Governance of the performance-based compensation plans of our peer group companies. The Committee determined that including operational measures as well as relative TSR is in the best of interest of shareholders and as a result, the PSU grants made in 2015 include the following performance measures at the end of the three-year performance period: (i) 50% relative TSR; (ii) 25% production growth per debt-adjusted share; and (iii) 25% finding and development cost per boe.

The Company’s relative TSR performance will be measured against the peer group consisting of Anadarko Petroleum Corporation, Apache Corporation, ConocoPhillips, Devon Energy Corporation, EnCana Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy Inc., and Occidental Petroleum Corporation. The performance period is three years covering January 1, 2015 through December 31, 2017. The table below shows with respect to each of the three performance goals the weighting and PSU earned percentages based upon the Company’s results during the performance period:

Performance Goal	Relative Total Shareholder Return (TSR)		Production Growth			Finding & Development Costs

Weighting	50%		25%			25%

Payout Scale for Performance Score	TSR Rank	PSUs Earned as a % of Target	Prod Growth/DAS		PSUs Earned as a % of Target	F&D Costs $/BOE	PSUs Earned as a % of Target

	1	200%		≥10%	200%	≤$ 13	200%
	2	182%		9%	175%	$ 14	175%
	3	164%		8%	150%	$ 15	150%
	4	146%		7%	125%	$ 16	125%
	5	128%		6%	100%	$ 17	100%
	6	110%		5%	75%	$ 18	75%
	7	92%		4%	50%	$ 19	50%
	8	74%	<	4%	0%	> $ 19	0%
	9	56%
	10-12	0%

Absolute TSR Circuit Breaker. 2015 PSUs will be subject to an absolute TSR circuit breaker to moderate payouts if the Company’s absolute TSR is negative over the performance period. The final PSU modifier is subject to a 100% maximum if the Company’s absolute TSR is negative over the performance period.

32	CHESAPEAKE ENERGY CORPORATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2014 Form 10-K and this Proxy Statement.

Members of the Compensation Committee:

Merrill A. (“Pete”) Miller, Jr., Chairman

John J. Lipinski

R. Brad Martin

EXECUTIVE COMPENSATION	33

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)(a)	Stock Awards($)(b)	Option Awards($)(c)	Non-Equity Incentive Plan Compen- sation($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(e)	All Other Compen- sation($)(f)	Total($)

Robert D. (“Doug”) Lawler President and Chief Executive Officer	2014	1,250,000	—	7,875,021	2,625,003	2,720,625	—	206,728	14,677,377
	2013	649,038	2,000,000	12,750,035	5,250,001	1,619,260	—	155,033	22,423,367
Domenic J. (“Nick”) Dell’Osso, Jr. Executive Vice President and Chief Financial Officer	2014	725,000	—	1,856,270	618,754	1,314,969	—	344,390	4,859,383
	2013	725,000	—	4,312,596	3,789,524	1,442,750	—	214,598	10,484,468
	2012	722,596	1,550	5,430,294	—	750,000	—	450,041	7,354,481
James R. Webb Executive Vice President – General Counsel & Corporate Secretary	2014	595,192	—	2,250,025	750,009	1,088,250	—	71,709	4,755,185
M. Christopher Doyle Executive Vice President, Operations – Northern Division†	2014	566,346	177,283	1,875,025	625,002	822,717	—	108,489	4,174,862
	2013	179,808	600,000	4,575,064	425,002	400,000	—	45,995	6,225,869
M. Jason Pigott Executive Vice President, Operations – Southern Division†	2014	519,231	245,480	1,875,025	625,002	754,520	—	101,827	4,121,085
	2013	171,154	555,748	4,575,064	425,002	244,252	—	81,253	6,052,473
†	Served as Senior Vice President of Operations during 2014; promoted to Executive Vice President of Operations effective January 1, 2015.

(a)

The 2014 performance cash bonuses of $177,283 and $245,480 for Messrs. Doyle and Pigott, respectively, were issued in consideration of their individual performance and positive impact on the Company’s operations in 2014 and paid in February 2015.

(b)

These amounts represent the aggregate grant date fair value of restricted stock units and PSU awards, determined in accordance with generally accepted accounting principles, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For restricted stock unit awards, values are based on the closing price of the Company’s common stock on the grant date. Named executive officers receive dividend equivalent rights with respect to unvested restricted stock unit awards. For the PSU awards, the Company utilized the Monte Carlo simulation, and used the following weighted average assumptions to determine the fair value of the PSUs granted in 2014: historical volatility of 41.37%; dividend yield of 0% for valuing TSR; dividend yield of 1.36% for valuing the awards; and risk-free interest rate of 0.76% for the TSR performance measure. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date. The PSUs are settled in cash upon vesting and the maximum award opportunity for each named executive officer for the 2014 PSU awards as of the grant date is as follows: Mr. Lawler, $5,250,004; Mr. Dell’Osso, $1,237,507; Mr. Webb, $1,500,013; Mr. Doyle, $1,250,015; and Mr. Pigott, $1,250,015. Refer to the Grants of Plan-Based Awards Table for 2014 for additional information regarding restricted stock unit and PSU awards made to the named executive officers in 2014. The assumptions used by the Company in calculating the amounts related to restricted stock units and PSUs are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K.

(c)

These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K. Refer to the Grants of Plan-Based Awards Table for 2014 for additional information regarding stock option awards made to the named executive officers in 2014.

(d)	The 2014 amounts in this column represent annual incentive program awards earned with respect to the designated year and paid in the following year, as described on page 26.

(e)

The Company does not have a pension plan. In addition, our nonqualified deferred compensation plan does not provide for above-market or preferential earnings. Our nonqualified deferred compensation plan is discussed in detail in the narrative to the Nonqualified Deferred Compensation Table for 2014.

(f)	See the All Other Compensation Table below for additional information.

34	CHESAPEAKE ENERGY CORPORATION

All Other Compensation Table

Name	Year	Personal Use of Fractionally Owned Company Aircraft($)(a)	Company Matching Contributions to Retirement Plans($)(b)	New Hire Benefits($)(c)	Other Perquisites and Benefits($)(d)	Total($)

Robert D. (“Doug”) Lawler	2014	—	187,500	—	19,228	206,728
	2013	—	—	132,653	22,380	155,033
Domenic J. (“Nick”) Dell’Osso, Jr.	2014	—	325,162	—	19,228	344,390
	2013	—	195,000	—	19,598	214,598
	2012	219,032	213,389	—	17,620	450,041
James R. Webb	2014	—	65,961	—	5,748	71,709
M. Christopher Doyle	2014	—	86,194	—	22,295	108,489
	2013	—	—	42,702	3,293	45,995
M. Jason Pigott	2014	—	80,500	—	21,327	101,827
	2013	—	—	77,985	3,268	81,253

(a)

For 2012, includes the incremental cost to the Company for personal use of fractionally owned aircraft, as determined by the amount invoiced by the aircraft operator (NetJets) for operating costs of such use, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees and trip-related parking/hangar costs. Beginning in 2013, the Company no longer permits personal use of the corporate aircraft by our executive officers or directors. Although families and invited guests are occasionally permitted to accompany executive officers and directors on business flights, no additional compensation is included in the table because the aggregate incremental cost to the Company is a de minimis amount.

(b)

This column represents the matching contributions made by the Company for the benefit of the named executive officers under the Company’s 401(k) plan and nonqualified deferred compensation plan. These plans are discussed in more detail in the narrative to the Nonqualified Deferred Compensation Table for 2014 beginning on page 41.

(c)

This column includes 2013 relocation benefits, including temporary housing, of $104,167, $39,206 and $71,691 for Messrs. Lawler, Doyle and Pigott, respectively, and reimbursement of premiums paid by each for continuing health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985. For Mr. Lawler, amounts also include $25,000 for reimbursement of advisory fees paid in connection with his employment agreement.

(d)

This column represents the value of other benefits provided to the named executive officers in 2014 and includes amounts for supplemental life insurance premiums for all named executive officers and, other than Mr. Webb, amounts for financial advisory services. The named executive officers also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events.

Employment Agreements

We maintain employment agreements with the named executive officers, the material terms of which are described throughout this Proxy Statement. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the named executive officers and the competitiveness, value and adequacy of the severance arrangements. Below is a discussion of the employment agreements that we have entered into with our named executive officers. In addition to the terms described below, the employment agreements provide that payments will be due to the named executive officers upon the occurrence of specified events, such as termination of their employment or a change of control of the Company. The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits named executive officers are entitled to receive upon the occurrence of specified termination events. See “Post-Employment Compensation” beginning on page 42 for a discussion of payments due upon such events.

Robert D. (“Doug”) Lawler

The Company’s employment agreement with Mr. Lawler was effective on June 17, 2013. The employment agreement has a three-year term beginning on the effective date, with automatic renewals for successive one-year terms unless either party gives notice of nonrenewal. The agreement provides, among other things, for (i) an initial annual base salary of $1,250,000, which will be reviewed annually and which may be increased at the discretion of the Compensation Committee; (ii) eligibility for annual incentive plan payments payable at achievement of target and maximum levels of 150% and 300%, respectively; (iii) annual grants of equity-based incentive awards under the Company’s equity compensation plans; and (iv) health and other benefits similar to other executive officers. In addition, in recognition of equity awards with Mr. Lawler’s previous employer which were forfeited upon his accepting employment with the Company, Mr. Lawler received an award of restricted stock with an aggregate grant date fair value of $2,500,000 vesting in equal installments on the second, third and fourth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock. In recognition of forfeited pension benefits, the Company also granted Mr. Lawler restricted stock with an aggregate grant date fair value of $5,000,000 vesting in equal installments on the third, fourth and fifth anniversaries of the effective date, referred to as the Pension Makeup Restricted Stock. If Mr. Lawler remains continuously employed with the Company through the fifth anniversary of his hiring date in June 2018, he will receive an additional grant of Pension Makeup Restricted Stock with an aggregate grant date fair value of $5,000,000 with vesting on the third, fourth and fifth anniversaries of the grant date.

EXECUTIVE COMPENSATION	35

Other Named Executive Officers

Domenic J. (“Nick”) Dell’Osso and James R. Webb

Effective January 1, 2013, the Company entered into new three-year employment agreements with Messrs. Dell’Osso and Webb. The employment agreements provide, among other things, for (i) minimum 2014 annual base salaries of $725,000 and $500,000, respectively, for Messrs. Dell’Osso and Webb; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Company’s then-current annual incentive program; (iii) eligibility for equity awards under the Company’s stock compensation plans; and (iv) health and other benefits.

M. Christopher Doyle and M. Jason Pigott

Effective August 14, 2013, the Company entered into employment agreements with Messrs. Doyle and Pigott upon their acceptance of employment. The employment agreements will terminate on December 31, 2015. The agreements provide, among other things, for (i) an initial annual base salary of $550,000 and $500,000, respectively, for Messrs. Doyle and Pigott; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Company’s then-current annual incentive program; (iii) annual grants of equity-based incentive awards under the Company’s equity compensation plans; and (iv) health and other benefits similar to other executive officers. In addition, in recognition of equity awards and retirement benefits with Messrs. Doyle and Pigott’s previous employer which were forfeited upon their accepting employment with the Company, in 2013 Messrs. Doyle and Pigott each received (i) a cash signing bonus of $500,000, which is repayable to the Company if their employment is terminated for cause or if they resign without good reason prior to August 14, 2015; and (ii) a grant of restricted stock units with an aggregate grant date fair value of $3,300,000 vesting in three equal installments on the third, fourth and fifth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock Units.

36	CHESAPEAKE ENERGY CORPORATION

Grants of Plan-Based Awards Table for 2014*

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)(b)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(c)			All Other Stock Awards: Number of Shares of Stock(#)(d)	All Other Option Awards: Number of Shares of Stock(#)(e)	Exercise Price of Option Awards($)(f)	Grant Date Fair Value($)(g)
Name	Type of Award(a)	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Robert D.	AIP	—	—	937,500	1,875,000	3,750,000
(“Doug”) Lawler	PSU	1/10/2014	1/03/2014				113,889	203,373	406,746				5,250,004
	RSU	1/10/2014	1/03/2014							108,253			2,625,017
	SO	1/10/2014	1/03/2014								254,145	$24.57	2,625,003
Domenic J.	AIP	—	—	453,125	906,250	1,812,500
(“Nick”) Dell’Osso, Jr.	PSU	1/10/2014	1/03/2014				26,845	47,938	95,876				1,237,507
	RSU	1/10/2014	1/03/2014							25,517			618,763
	SO	1/10/2014	1/03/2014								59,906	24.57	618,754
James R. Webb	AIP	—	—	375,000	750,000	1,500,000
	PSU	1/10/2014	1/03/2014				32,540	58,107	116,214				1,500,013
	RSU	1/10/2014	1/03/2014							30,930			750,012
	SO	1/10/2014	1/03/2014								72,613	24.57	750,019
M. Christopher Doyle	AIP	—	—	283,500	567,000	1,134,000
	PSU	1/10/2014	1/03/2014				27,116	48,422	96,844				1,250,015
	RSU	1/10/2014	1/03/2014							25,775			625,010
	SO	1/10/2014	1/03/2014								60,510	24.57	625,002
M. Jason Pigott	AIP	—	—	260,000	520,000	1,040,000
	PSU	1/10/2014	1/03/2014				27,116	48,422	96,844				1,250,015
	RSU	1/10/2014	1/03/2014							25,775			625,010
	SO	1/10/2014	1/03/2014								60,510	24.57	625,002
*

In connection with the 2014 Spin-off, and pursuant to the terms of our stock-based compensation plans, outstanding PSUs, unvested restricted stock units and unexercised stock options were modified as of the date of the 2014 Spin-off in order to ensure that the value of these equity awards did not change as a result of the 2014 Spin-off. Unless otherwise noted, all references to numbers of such outstanding PSUs, unvested restricted stock units and unexercised stock options, and corresponding prices, have been adjusted to reflect modifications on the 2014 Spin-off date.

(a)	These awards are described in “Compensation Discussion and Analysis” beginning on page 19.

(b)

The actual amount earned in 2014 was paid in February 2015 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Compensation Discussion and Analysis—2014 Named Executive Officer Compensation—2014 Named Executive Officer Compensation Elements—Performance-Based Annual Incentives” for more information regarding our 2014 annual incentive program.

(c)

These columns reflect the potential payout range, in units, of aggregate PSUs granted in 2014. 2014 PSU awards vest ratably over three years from the date of grant. Named executive officers do not have voting or dividend rights with respect to unvested PSU awards. See “Compensation Discussion and Analysis—2014 Named Executive Officer Compensation—2014 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 27 for more information regarding our 2014 long-term incentive program. As stated above, the amount of each PSU award that was outstanding immediately prior to the 2014 Spin-off was adjusted to preserve the pre-spin value of the award. The adjusted amount is reflected in the table. The original number of “target” PSUs awarded to each named executive officer was: Mr. Lawler 191,816, Mr. Dell’Osso 45,214, Mr. Webb 54,805, Mr. Doyle 45,671, and Mr. Pigott 45,671.

(d)

The restricted stock unit awards generally vest ratably over three years from the date of grant. Named executive officers do not have voting rights with respect to unvested restricted stock unit awards, but do receive dividend equivalent rights. For the unvested restricted stock unit awards, the adjustment increased the number of unvested restricted stock unit awards. As stated above, the amount of each restricted stock unit award that was outstanding immediately prior to the 2014 Spin-off was adjusted to preserve the pre-spin value of the award. The adjusted amount is reflected in the table. The original number of restricted stock units awarded to each named executive officer was: Mr. Lawler 102,101, Mr. Dell’Osso 24,067, Mr. Webb 29,172, Mr. Doyle 24,310, and Mr. Pigott 24,310.

(e)

The stock option awards vest ratably over three years from the date of grant and terminate on the tenth anniversary of the date of grant. As stated above, the amount of each stock option award that was outstanding immediately prior to the 2014 Spin-off was adjusted to preserve the pre-spin value of the award. The adjusted amount is reflected in the table. The original number of option shares awarded to each named executive officer was: Mr. Lawler 242,831, Mr. Dell’Osso 57,239, Mr. Webb 69,381, Mr. Doyle 57,817, and Mr. Pigott 57,817.

(f)

Stock option exercise prices reflect the closing price of the Company’s common stock on the date of grant; provided, however, that the exercise price of stock options issued prior to the date of the 2014 Spin-off, were adjusted pursuant to the terms of our stock-based compensation plans.

EXECUTIVE COMPENSATION	37

(g)

These amounts represent the aggregate grant date fair value of restricted stock unit, stock option and PSU awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For restricted stock unit awards, values are based on the closing price of the Company’s common stock on the grant date. Named executive officers do not have voting rights with respect to unvested restricted stock unit awards, but do receive dividend equivalent rights. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K. The assumptions used by the Company in calculating the amounts related to PSUs are provided in footnote (b) to the “Summary Compensation Table” on page 34. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date.

38	CHESAPEAKE ENERGY CORPORATION

Outstanding Equity Awards at Fiscal Year End 2014 Table*

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(#)(a)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(b)		Market Value of Shares or Units of Stock That Have Not Vested($)(c)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(#)(d)	Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested($)(e)
	Exercisable	Unexercisable

Robert D. (“Doug”) Lawler	217,781	435,562	20.1033	6/17/2023	486,197	(f)	9,514,875	352,046	6,618,465
	—	254,145	24.5654	1/10/2024
Domenic J. (“Nick”) Dell’Osso, Jr.	67,771	135,540	18.1255	1/29/2023	169,632	(g)	3,319,698	200,967	3,778,180
	—	313,978	18.1255	1/29/2023
	—	59,906	24.5654	1/10/2024
James R. Webb	20,627	41,252	18.1257	1/29/2023	47,232	(h)	924,330	87,857	1,651,712
	—	156,989	18.1255	1/29/2023
	—	72,613	24.5656	1/10/2024
M. Christopher Doyle	13,370	26,738	25.1773	8/26/2023	169,959	(i)	3,326,098	65,437	1,230,216
	—	60,510	24.5658	1/10/2024
M. Jason Pigott	13,370	26,738	25.1773	8/26/2023	169,959	(j)	3,326,098	65,437	1,230,216
	—	60,510	24.5658	1/10/2024
*

In connection with the 2014 Spin-off, and pursuant to the terms of our stock-based compensation plans, outstanding unexercised stock options and unvested restricted stock units and were modified as of the date of the 2014 Spin-off in order to ensure that the value of these equity awards did not change as a result of the 2014 Spin-off. Unless otherwise noted, all references to numbers of such unexercised stock options and unvested restricted stock units, and corresponding prices, have been adjusted to reflect modifications on the 2014 Spin-off date.

(a)	By their terms, these stock option awards vest ratably over three years from the grant date of the award and have a ten-year term.

(b)

We issued restricted stock awards prior to June 1, 2013 and began issuing restricted stock unit awards on June 1, 2013, with the exception of the Equity Makeup Restricted Stock and Pension Makeup Restricted Stock issued to Mr. Lawler in June 2013. By their terms, annual restricted stock awards granted prior to June 1, 2013 vest ratably over four years from the date of grant and restricted stock unit awards granted on or after June 1, 2013 vest ratably over three years from the grant date of the award, with the exception of the following awards: (i) two awards issued to Mr. Lawler upon his hiring in June 2013, including the Equity Makeup Restricted Stock which vests in three equal installments beginning on the third anniversary of the date of grant and the Pension Makeup Restricted Stock which vests in three equal installments beginning on the second anniversary of the grant date; (ii) the Equity Makeup Restricted Stock Unit award issued to Mr. Doyle upon his hiring in August 2013 which vests in three equal installments beginning on the third anniversary of the date of grant; and (iii) the Equity Makeup Restricted Stock Unit award issued to Mr. Pigott upon his hiring in August 2013 which vests in three equal installments beginning on the third anniversary of the date of grant.

(c)	The values shown in this column are based on the closing price of the Company’s common stock on December 31, 2014, $19.57 per share.

(d)

Includes 2012, 2013 and 2014 PSU awards for each named executive officer granted on January 3, 2012, January 29, 2013 and January 10, 2014, respectively. 2012 PSU awards consisted of approximately 12.5% of one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on each January 1 over the applicable performance period. The 2012 PSUs shown consist of three-year PSUs for the performance period ended December 31, 2014 at 75% of target. The 2013 PSU awards consist of three-year performance period PSUs and vest ratably on each January 29 over the three-year period ending January 29, 2016. The 2013 PSUs are shown at target. The 2014 PSU Awards consist of three-year performance period PSUs and vest ratably on each January 10 over the three-year performance period ending December 31, 2016. For details regarding PSUs, see “Compensation Discussion and Analysis—2014 Named Executive Officer Compensation—2014 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 27.

(e)

The values shown in this column are based on the 20-day average closing price of the Company’s stock ending on December 31, 2014, $18.80 per share, in accordance with the 2012, 2013 and 2014 PSU award agreements.

(f)	Includes 377,944 shares of restricted stock granted June 17, 2013 and 108,253 shares of restricted stock units granted January 10, 2014.

(g)

Includes 14,578 shares of restricted stock granted January 3, 2011; 19,814 shares of restricted stock granted July 1, 2011; 56,159 shares of restricted stock granted January 3, 2012; 53,564 shares of restricted stock units granted January 29, 2013; and 25,517 shares of restricted stock units granted January 10, 2014.

(h)	Includes 16,302 shares of restricted stock granted January 29, 2013 and 30,930 shares of restricted stock granted January 10, 2014.

(i)	Includes 144,184 shares of restricted stock granted August 26, 2013 and 25,775 shares of restricted stock granted January 10, 2014.

(j)	Includes 144,184 shares of restricted stock granted August 26, 2013 and 25,775 shares of restricted stock granted January 10, 2014.

EXECUTIVE COMPENSATION	39

Option Exercises and Stock Vested Table for 2014*

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares or Units Acquired on Vesting(#)		Value Realized on Vesting($)(d)

Robert D. (“Doug”) Lawler	—	—	74,337	(a)	1,397,536
Domenic J. (“Nick”) Dell’Osso, Jr.	—	—	183,397	(b)	4,562,605
James R. Webb	—	—	22,565	(c)	488,579
M. Christopher Doyle	—	—	14,210	(c)	310,825
M. Jason Pigott	—	—	14,210	(c)	310,825
*

In connection with the 2014 Spin-off, and pursuant to the terms of our stock-based compensation plans, outstanding PSUs, unexercised stock options and unvested restricted stock units were modified as of the date of the 2014 Spin-off in order to ensure that the value of these equity awards did not change as a result of the 2014 Spin-off.

(a)	Represents one-third of 2013 PSUs shown at target.

(b)

Represents restricted stock, 2012 PSUs and 2013 PSUs. 2012 PSU awards consisted approximately of 12.5% one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on each January 1 over the applicable performance period. The 2012 PSUs shown consist of PSUs for the period ending December 31, 2013 at actual vesting, 143.9% of target. The 2013 PSUs, which consist solely of three-year performance period PSUs, are shown at target. For details regarding PSUs, see “Compensation Discussion and Analysis—2014 Named Executive Officer Compensation—2014 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 27.

(c)	Represents restricted stock and one-third of 2013 PSUs shown at target.

(d)

The values realized upon vesting for restricted stock are based on the closing price of the Company’s common stock on the vesting dates. The values realized upon vesting for the two-year 2012 PSUs are based on the 20-day average closing price of the Company’s stock ending on December 31, 2013, $26.98 per share, in accordance with the PSU award agreements. The values realized upon vesting for one-third of the 2013 PSUs are based on the 20-day average closing price of the Company’s stock ending on December 31, 2014, $18.80 per share, multiplied by the target number of 2013 PSUs that vested during the year.

40	CHESAPEAKE ENERGY CORPORATION

Nonqualified Deferred Compensation Table for 2014

Name	Executive Contributions in Last Fiscal Year($)(a)	Registrant Contributions in Last Fiscal Year($)(b)	Aggregate Earnings (Losses) in Last Fiscal Year($)(c)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year- End($)(d)

Robert D. (“Doug”) Lawler	170,000	170,000	(19,444)	—	320,556
Domenic J. (“Nick”) Dell’Osso, Jr.	307,662	307,662	(179,616)	(251,303)	1,380,397
James R. Webb	48,461	48,461	(7,415)	—	89,507
M. Christopher Doyle	68,694	68,694	(9,173)	—	128,215
M. Jason Pigott	63,000	63,000	(8,959)	—	117,041

(a)	Executive contributions are included as compensation in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(b)	Company matching contributions are included as compensation in the All Other Compensation column of the Summary Compensation Table.

(c)

The aggregate earnings from investments in the Company’s nonqualified deferred compensation plan are not included as compensation in the Summary Compensation Table because the nonqualified deferred compensation plan does not provide for “above market or preferential earnings,” as specified in Item 402(c)(2)(viii) of Regulation S-K.

(d)	The aggregate balances shown in this column include the following amount that was reported in previous years as compensation to Mr. Dell’Osso in the amount of $1,197,624.

The Company maintains the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan, or the DCP, a nonqualified deferred compensation plan. In 2014, we matched employee-participant contributions to the DCP, on a quarterly basis in arrears, in our common stock dollar for dollar for up to 15% of the employee-participant’s base salary and bonus in the aggregate for the 401(k) Plan and the DCP. Each quarterly matching contribution to the DCP vests at the rate of 25% per year over four years from the date of each contribution. Unvested matching contributions in our common stock are eligible to receive dividend equivalents.

Participant contributions to the DCP are held in a “Rabbi trust.” Notional earnings on participant contributions are credited to each participant’s account based on the market rate of return of the available benchmark investment alternatives offered under the DCP. The benchmark investments are indexed to traded mutual funds and each participant allocates his or her contributions among the investment alternatives. Participants may change the asset allocation of their account balance or make changes to the allocation for future contributions at any time. Any unallocated portion of a participant’s account is deemed to be invested in the money market fund.

In 2014, the benchmark investments and their respective notional annual rates of return for the DCP were the following:

Benchmark Investment	2014 Rate of Return(%)

3 Month T-Bill Index	0.03
Barclays Capital US Aggregate Bond Index	5.97
Barclays U.S. TIPS Index	3.64
Russell 1000 Value Index	13.45
S&P 500 Index	13.69
Russell 1000 Growth Index	13.05
Russell Midcap Value Index	14.75
Russell Midcap Growth Index	11.90
Vanguard Spliced Small Cap Index	7.54
Russell 2000 Index	4.89
Russell 2000 Growth Index	5.60
MSCI All Country World ex-U.S. Index	(3.87)
S&P North American Natural Resources Sector Index	(9.77)

Employees participating in the DCP who retire or terminate employment after attainment of age 55 with at least 10 years of service can elect to receive distributions of their vested account balances in full or partial lump sum payments or in installments up to a maximum of 20 annual payments. Upon retirement or termination of employment prior to the attainment of age 55 and at least 10 years of service with the Company, the employee will receive his or her entire account balance in a single lump sum. Participants can modify the distribution schedule for a retirement/termination distribution from lump sum to annual installments or from installments to lump sum if such modification requires that payments commence at least five years after retirement/termination and the modification is filed with the plan administrator at least twelve months prior to retirement/termination. Distributions from the DCP upon the death of a participant will be made in a single lump sum and upon a

EXECUTIVE COMPENSATION	41

participant’s disability, as defined in the DCP, based on the participant’s retirement/termination distribution election. The Company has sole discretion to accelerate vesting of unvested Company matching contributions upon a participant’s retirement, death or disability. Under each named executive officer’s employment agreement, his or her unvested Company matching contributions in any nonqualified deferred compensation plan will become fully vested upon a termination without cause or upon his or her death or disability. At age 55 with at least 10 years of service with the Company, all currently unvested and future matching contributions are deemed 100% vested. All unvested Company matching contributions become fully vested upon a change of control. Employees who are considered “key employees” for purposes of Section 409A of the Internal Revenue Code must wait six months after retirement/termination before distributions may begin.

Any assets placed in trust by the Company to fund future obligations of the DCP are subject to the claims of creditors in the event of insolvency or bankruptcy, and participants are general creditors of the Company as to their deferred compensation in the DCP.

Post-Employment Compensation

As described further below, our named executive officers will receive specified payments in the event of a termination without cause or resignation for good reason, change of control, or retirement. As of January 1, 2013, we no longer provide cash payments in the case of change of control (without accompanying termination), disability or death. The termination arrangements with respect to our named executive officers are contained in their respective employment agreements and our long-term incentive and deferred compensation plans.

Termination without Cause or for Good Reason

The Company may terminate its employment agreements with its named executive officers at any time without cause or the executive may terminate his agreement for good reason; however, upon such termination the named executive officers are entitled to continue to receive the following pursuant to their employment agreements and the terms of our equity compensation and nonqualified deferred compensation plans:

Robert D. (“Doug”) Lawler

If Mr. Lawler is terminated without cause or terminates his employment for good reason outside of a change of control period, he will receive (i) a lump sum payment equal to 1.75 times his base salary and annual bonus; (ii) pro rata vesting of all unvested equity-based compensation awarded other than Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement); (iii) immediate vesting of all unvested shares of Equity Makeup Restricted Stock; (iv) immediate vesting of a number of shares of Pension Makeup Restricted Stock determined in accordance with the formula set forth in his employment agreement; (v) immediate vesting of any unvested Company matching contributions under the deferred compensation plan; and (vi) payment of accrued but unused paid time off.

For purposes of Mr. Lawler’s agreement, “cause” is defined in relevant part as (i) willful and continued failure to perform his duties following written demand; (ii) willfully engaging in illegal conduct or gross misconduct that is injurious to the Company; or (iii) a material breach of any of the representations in his employment agreement. Mr. Lawler’s resignation for “good reason” is defined as (i) the elimination of his position or a material reduction in duties, title or authority, including the reassignment to a position other than CEO or a reduction in duties materially inconsistent with a CEO; (ii) the failure to be nominated for re-election to the Board; (iii) a 5% reduction in base salary or target or maximum annual bonus opportunity; (iv) the Company’s material breach of his employment agreement or any other agreement with Mr. Lawler; or (v) the requirement to relocate more than 50 miles from the Company’s principal executive office.

Other Named Executive Officers

The employment agreements of our named executive officers, other than the CEO, upon termination by the Company without cause, or the executive’s resignation for good reason, provide for (i) a lump sum severance payment equal to one times base salary plus annual bonus compensation; (ii) immediate vesting of all unvested equity-based compensation awarded prior to January 1, 2013 and unvested Company matching contributions under the deferred compensation plans, (iii) pro rata vesting of equity-based compensation awarded following January 1, 2013, except that the Equity Makeup Restricted Stock Units granted to Messrs. Doyle and Pigott shall become immediately vested; and (iv) payment of accrued but unused paid time off. In each case, the PSUs subject to such immediate or pro rata vesting will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

For purposes of the agreements of the other named executive officers, “cause” is defined in relevant part as: (i) willful and continued failure of the executive to perform his duties following written demand; (ii) the executive’s willfully engaging in illegal conduct or gross misconduct that is injurious to the Company; or (iii) a material breach of any of the representations in the employment agreement. Resignation for “good reason” is defined as (i) the elimination of the executive’s position or a material reduction in duties and/or reassignment to a position of less authority; or (ii) a material reduction in the executive’s base salary.

For all named executive officers, the annual bonus compensation applicable to the severance payment is the average of the annual bonus payments the executive received during the immediately preceding three calendar years unless the executive has been employed by the Company or held the position stated in the agreement for less than 15 months prior to the date of termination, in which case the annual bonus is the greater of the executive’s target bonus for the year in which the date of termination occurs or the average annual bonus payments the executive has received during the immediately preceding three calendar years.

The Compensation Committee believes these payments are appropriate given the risk and responsibility the executives have assumed.

42	CHESAPEAKE ENERGY CORPORATION

Change of Control

Pursuant to their respective employment agreements, upon a change of control, each current named executive officer is entitled to the following:

Robert D. (“Doug”) Lawler

If Mr. Lawler is terminated without cause or terminates employment for good reason during a 24-month period commencing on the effective date of a change of control, he will receive (i) a lump sum payment equal to 2.75 times his base salary and annual bonus; (ii) immediate vesting of all unvested equity-based compensation, including any unvested shares of Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control); (iii) if such termination occurs following the fourth anniversary of the effective date and prior to the fifth anniversary of the effective date of his employment agreement, a cash payment of $5,000,000 in respect of the second Pension Makeup Restricted Stock that will become issuable in June 2018 if Mr. Lawler remains continuously employed with the Company through the fifth anniversary of his hiring date; (iv) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (v) payment of accrued but unused paid time off.

Other Named Executive Officers

The employment agreements of our named executive officers, other than the CEO, upon the termination by the Company without cause or for resignation for good reason during a 24-month period commencing on the effective date of a change of control, provide for (i) a lump sum payment of two times the sum of base salary and annual bonus, calculated in the manner provided above for termination without cause; (ii) all unvested equity-based compensation and unvested Company matching contributions under the deferred compensation plan will immediately vest, and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control; and (iii) payment of accrued but unused paid time off.

In addition to the definitions provided above for “cause” and “good reason,” during a change of control period, a requirement that the executive relocate outside of a fifty mile radius from his or her principal base of operation also constitutes “good reason.”

A Change of Control is defined as:

(1)

a person acquiring beneficial ownership of 30% or more of the Company’s outstanding common stock or the voting power of the Company’s existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition by the Company or a Company employee benefit plan or any redemption, share acquisition or other purchase directly or indirectly by the Company;

(2)

during any period of not more than 24 months, the members of the Incumbent Board no longer constitute the majority of the Board (the directors as of the beginning of the period and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board);

(3)

the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets unless following such business combination (i) all or substantially all of the persons who beneficially owned the Company’s common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions; (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination; and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; or

(4)	the approval by the shareholders of a complete liquidation or dissolution of the Company.

We recognize that the other named executive officers may not be retained by a successor in the event of a change of control. Therefore, we provide such officers these severance payments to motivate the named executive officers to continue to work for the Company, even if they perceive that a change of control is imminent. We believe this protection helps prevent the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change of control transaction for the benefit of the shareholders.

Retirement

Robert D. (“Doug”) Lawler

If Mr. Lawler retires after the attainment of age 55, he will be eligible for (i) continued post-retirement vesting of all unvested equity-based compensation (other than the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock) which remain unvested at the time of retirement (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan, in addition to any other benefits to which he may be entitled pursuant to his employment agreement. Actual amounts vested will be in accordance with a retirement matrix which applies a percentage based on age and years of service.

Other Named Executive Officers

Upon retirement after the attainment of age 55, each current named executive officer, other than the CEO, will be eligible for (i) accelerated vesting of all unvested equity-based compensation granted prior to January 1, 2013 and continued post-retirement vesting of the unvested awards granted after January 1, 2013, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period; and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan. Named executive officers who are terminated without cause after the age of 55 will be eligible for such continued vesting in addition to termination without cause benefits described above. Actual amounts vested will be in accordance with a retirement matrix which applies a percentage based on age and years of service.

The Compensation Committee believes continued vesting more closely aligns departing named executive officers with the long-term interests of the Company and its shareholders.

EXECUTIVE COMPENSATION	43

Death or Disability

Pursuant to their respective employment agreements, if a named executive officer becomes disabled, as determined by the Company’s Board, and is unable to perform the duties set out in his employment agreement for a period of twelve consecutive weeks (four consecutive months for Mr. Lawler), the Board can terminate his services. If such a termination occurs, the named executive officers are entitled to receive the following:

Robert D. (“Doug”) Lawler

If Mr. Lawler’s employment is terminated due to death or disability, Mr. Lawler, or his estate, will receive (i) immediate vesting of all unvested awards granted to Mr. Lawler under the equity compensation plans, including the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off.

Other Named Executive Officers

Upon termination as a result of death or disability, each current named executive officer, other than the CEO, or such executive’s estate, shall receive (i) accelerated vesting of all unvested long-term incentive compensation, including the Equity Makeup Restricted Stock Units granted to Messrs. Doyle and Pigott (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off.

Payment Conditions

The right to severance compensation is subject to the named executive officer’s execution of a severance agreement which operates as a release of all legally waivable claims against the Company. The named executive officers’ employment agreements also provide for a one-year non-competition period after termination of employment and a one-year non-solicitation period with respect to employees, contractors, customers, vendors and subcontractors.

44	CHESAPEAKE ENERGY CORPORATION

Termination and Change of Control Tables

The tables below provide estimates of the compensation and benefits that would have been payable under each of the above described arrangements if such termination events had been triggered as of December 31, 2014.

	Termination without Cause/Good Reason Termination($)(a)		Change of Control($)(b)	Termination by Executive/ Retirement($)(c)		Death or Disability of Executive($)(d)
Robert D. (“Doug”) Lawler
Cash Severance	5,468,750		8,593,750	—		—
Repayment of Signing Bonus	—		—	—		—
AIP Award	—		2,720,625	—		2,720,625
PSU Awards(e)	2,671,870		6,618,465	—		6,618,465
Restricted Stock Awards	4,157,733	(f)	9,514,875	—		9,514,875
Stock Option Awards(g)	—		—	—		—
Deferred Comp Plan Matching	142,824		142,824	—		142,824
Accrued Paid Time Off	157,452		157,452	—		157,452
TOTAL	12,598,629		27,747,991	—		19,154,241
Domenic J. (“Nick”) Dell’Osso, Jr.
Cash Severance	1,631,443		3,262,867	—		—
AIP Award	—		1,314,969	—		1,314,969
PSU Awards(f)	2,258,495		3,778,180	—		3,778,180
Restricted Stock Awards	2,462,646		3,319,698			3,319,698
Stock Option Awards(g)	551,435	(h)	649,329	—		649,329
Deferred Comp Plan Matching	517,649		517,649	—		517,649
Accrued Paid Time Off	55,769		55,769	—		55,769
TOTAL	7,477,427		12,898,461	—		9,635,594
James R. Webb
Cash Severance	1,700,000		3,400,000	—		—
AIP Award	—		1,088,250	—		1,088,250
PSU Awards(e)	643,751		1,651,712	—		1,651,712
Restricted Stock Awards	361,262		924,330	—		924,330
Stock Option Awards(g)	256,565	(h)	286,359	—		286,359
Deferred Comp Plan Matching	40,816		40,816	—		40,816
Accrued Paid Time Off	92,308		92,308	—		92,308
TOTAL	3,094,702		7,483,775	—		4,083,775
M. Christopher Doyle
Cash Severance	1,067,000		2,134,000	—		—
Repayment of Signing Bonus	—		—	(500,000	)(i)	—
AIP Award	—		822,717	—		822,717
PSU Awards(e)	463,355		1,230,216	—		1,230,216
Restricted Stock Awards	2,803,872	(f)	3,326,098	—		3,326,098
Stock Option Awards(g)	—		—	—		—
Deferred Comp Plan Matching	57,857		57,857	—		57,857
Accrued Paid Time Off	25,624		25,624	—		25,624
TOTAL	4,417,708		7,596,512	(500,000)		5,462,512

EXECUTIVE COMPENSATION	45

	Termination without Cause/Good Reason Termination($)(a)		Change of Control($)(b)	Termination by Executive/ Retirement($)(c)		Death or Disability of Executive($)(d)
M. Jason Pigott
Cash Severance	920,000		1,840,000	—		—
Repayment of Signing Bonus	—		—	(500,000	)(i)	—
AIP Award	—		754,520	—		754,520
PSU Awards(e)	463,355		1,230,216	—		1,230,216
Restricted Stock Awards	2,803,871	(f)	3,326,098	—		3,326,098
Stock Option Awards(g)	—		—	—		—
Deferred Comp Plan Matching	53,061		53,061	—		53,061
Accrued Paid Time Off	43,750		43,750	—		43,750
TOTAL	4,284,037		7,247,645	(500,000)		5,407,645

(a)

Includes: (i) 1 times (1.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus; (ii) accelerated vesting of unvested equity awards granted prior to January 1, 2013; (iii) pro rata vesting of unvested equity awards granted after January 1, 2013; (iv) acceleration of unvested supplemental matching contributions under the DCP; and (v) any accrued but unused paid time off.

(b)

Assumes change of control followed by termination of executive without cause or good reason termination. Includes 2 times (2.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus, amounts payable under the Annual Incentive Plan, accelerated vesting of unvested equity awards, acceleration of unvested supplemental matching contributions under the DCP and any accrued but unused paid time off.

(c)

Includes: (i) accelerated vesting of unvested equity awards granted prior to January 1, 2013; (ii) continued vesting of unvested equity awards granted after January 1, 2013; and (iii) acceleration of unvested supplemental matching contributions under the DCP in accordance with retirement matrix in employment agreement if over age 55.

(d)	Includes: (i) accelerated vesting of unvested equity awards; (ii) acceleration of unvested supplemental matching contributions under the DCP; and (iii) accrued but unused paid time off.

(e)

Includes 2012 PSU awards for Mr. Dell’Osso, and 2013 and 2014 PSU awards for all named executive officers. The 2012 PSUs shown consist of PSUs for the period ending December 31, 2014 at 75% of target. The unvested 2013 PSUs and the 2014 PSUs are shown at target. All PSU values are based on the 20-day average closing price of the Company’s stock ending on December 31, 2014, $18.80 per share, in accordance with the 2012, 2013 and 2014 PSU award agreements. PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown.

(f)	Includes: makeup restricted stock and restricted stock unit awards in the case of Messrs. Lawler, Doyle and Pigott for which vesting would be accelerated in full.

(g)	Value of accelerated stock option awards calculated using the “spread” between the exercise price and the closing price of the Company’s common stock on December 31, 2014, $19.57 per share.

(h)	Includes retention stock options granted January 29, 2013 for which vesting would be accelerated in full.

(i)	Cash signing bonuses granted to Messrs. Doyle and Pigott were repayable upon termination by any such executive at December 31, 2014.

In addition to the amounts shown above, the named executive officers would have been entitled to receive the distributions reflected in the Aggregate Balance at Last Fiscal Year-End column of the Nonqualified Deferred Compensation Table for 2014 (payments of which may be deferred to satisfy the provisions of Section 409A of the Internal Revenue Code or made over time pursuant to individual elections).

46	CHESAPEAKE ENERGY CORPORATION

Proposal 2:	Advisory Vote to Approve Named
Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. In June 2011, we disclosed that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2015 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure provided in this proxy statement.

Even though this vote is advisory and not binding on the Company or the Board in any way, we value the opinions of our shareholders expressed through your vote on this item. Accordingly, the Compensation Committee will evaluate the outcome of this vote in making future compensation decisions with respect to our named executive officers.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement

Equity Compensation Matters

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about shares of the Company’s common stock issuable under the equity compensation plans we maintain for our employees and non-employee directors:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#) (1)		Weighted-average exercise price of outstanding options, warrants and rights($) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))(#) (3)

Equity compensation plans approved by shareholders	9,957,376	(a)	19.55	36,035,112(b)
Equity compensation plans not approved by shareholders	—		—	—
Total	9,957,376		19.55	36,035,112

(a)	Consists of: (i) options to purchase 4,598,752 shares of common stock with a weighted-average exercise price of $19.55 per share; and (ii) 5,358,624 shares of unvested restricted stock units.

(b)

Consists of: (i) 35,915,112 shares that remain available for future awards under the 2014 LTIP; and (ii) 120,000 shares issuable under our 2003 Stock Award Plan for Non-Employee Directors to each newly appointed non-employee director on his or her first day of service. The 2014 LTIP uses a fungible share pool under which (i) each share issued pursuant to a stock option or stock appreciation right (SAR) reduces the number of shares available under the 2014 LTIP by 1.0 share; and (ii) each share issued pursuant to awards other than options and SARs reduces the number of shares available by 2.12 shares. In addition, the 2014 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements for, an option or SAR. The 2014 LTIP also prohibits “net share counting” upon the exercise of options or SARs.

EXECUTIVE COMPENSATION	47

AUDIT MATTERS

Audit Committee Report

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing audit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee.

Pursuant to its charter, the Audit Committee is also charged with the oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function, independent auditor and Chief Compliance Officer.

Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, maintaining and evaluating the Company’s internal control over financial reporting and other control systems. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and expressing an opinion with respect to each.

In connection with fulfilling its responsibilities under its charter, the Audit Committee met with management and PricewaterhouseCoopers LLP, or PwC, throughout the year, and met with PwC at each quarterly meeting without the presence of management. The Audit Committee also reviewed with management the Company’s audited financial statements as of and for the year ended December 31, 2014. The Committee discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board, or the PCAOB, and reviewed and discussed with PwC the auditor’s independence from the Company and its management. As part of that review, PwC provided the Committee the written disclosures and letter concerning independence required by the PCAOB.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Members of the Audit Committee:

Louis A. Raspino, Chairman

John J. Lipinski

Thomas L. Ryan

48	CHESAPEAKE ENERGY CORPORATION

Proposal 3:	Ratification of Independent Registered
Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2015. PwC, or its predecessor firms, has served as our independent accountants since our initial public offering in 1993. We are asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm at the Annual Meeting. Representatives of PwC are expected to attend the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders’ questions.

The ratification of PwC is not required by our Bylaws or other organizational documents, but we are submitting the selection to our shareholders for ratification as a matter of good corporate governance. If the Company’s shareholders do not ratify the selection of PwC as the Company’s independent public accounting firm for 2015, it is anticipated that PwC will not be replaced in 2015. The Audit Committee will, however, consider whether to engage another independent registered public accounting firm for 2016. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accounting firm at any time during the year.

Aggregate fees for professional services rendered for the Company by PwC in 2014 and 2013 were:

	2014	2013
Audit(a)	$6,485,998	$6,850,960
Audit-related(b)	482,818	80,000
Tax(c)	274,407	481,456
All other fees	—	—
TOTAL	$7,243,223	$7,412,416

(a)

Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2014, $5,804,998 related to the annual audit and interim reviews, $210,000 related to services provided in connection with our issuance of securities, and $471,000 related to the audit of subsidiaries of the Company. In 2013, $5,097,000 related to the annual audit and interim reviews, $209,200 related to services provided in connection with our issuance of securities and $1,544,760 related to the audit of subsidiaries of the Company.

(b)	These amounts related to the audits of employee benefit plans and other audit-related items.

(c)	These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders.

The Audit Committee pre-approves audit and non-audit services provided by the Company’s independent registered public accounting firm. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit and non-audit services and related fee levels on an annual basis. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee reviews the services performed pursuant to its pre-approval policy at its next scheduled quarterly meeting.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2015

AUDIT MATTERS	49

SHAREHOLDER PROPOSALS

Shareholder Proposals for the Meeting

The shareholders identified below have submitted the proposals to be voted upon at the meeting. We have set forth a response that the Board believes addresses the core of each proposal and states the reasons for its recommendations. Other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them.

Proposal 4:	Shareholder Proposal Relating to
Appointment of Environmental Director

Ms. Pat Zerega, on behalf of Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, MO 63131, a beneficial owner of 2,736 shares of the Company’s common stock as of December 8, 2014, has advised us that she intends to submit the proposal set forth below at the meeting. Two other organizations, The Sisters of St. Francis of Philadelphia and Trinity Health, are co-sponsors of this proposal. We will provide information with respect to the co-sponsors to shareholders promptly upon receiving a written or oral request.

Resolution

Whereas,

Extracting oil and gas from shale and other formations, using horizontal drilling and hydraulic fracturing technology, has become a controversial public issue. Leaks, spills, explosions and community impacts have led to bans and moratoria in the United States and around the globe.

Measurement and disclosure of best management practices and impacts is the primary means by which investors can gauge how companies are managing risks and rewards of their operations. The Department of Energy’s Shale Gas Production Subcommittee recommended in 2011 that companies “adopt a more visible commitment to using quantitative measures as a means of achieving best practice and demonstrating to the public that there is continuous improvement in reducing the environmental impact of shale gas production.” (emphasis in original)

The 2011 report, “Extracting the Facts: An Investor Guide to Disclosing Risks from Hydraulic Fracturing Operations,” articulates investor expectations for best management practices and key performance indicators. It has been publicly supported by investors on three continents representing $1.3 trillion in assets under management and by various companies.

In a 2013 report entitled “Disclosing the Facts: Transparency and Risk in Hydraulic Fracturing Operations,” Chesapeake Energy scored only 5 out of a possible 32 points. The company does not report to the CDP’s climate change and water projects, provides scant information on its greenhouse gas reduction efforts, is silent on management of risks from naturally occurring radioactive materials in its operating areas, and otherwise falls short in disclosing metrics and systematic policies necessary for investors to evaluate how the company is minimizing risks associated with water, waste, and toxic chemicals management. Absent quantitative reporting and objective metrics, shareholders cannot reliably assess the effectiveness of company policies intended to mitigate the risks of company hydraulic fracturing operations.

The company has also been subject to high profile federal and state enforcement actions in Pennsylvania and West Virginia resulting in sizeable penalties.

The Board of Directors, in its oversight of issues of risk and disclosure, can help ensure that our Company improves its record of transparency and accountability.

THEREFORE, BE IT RESOLVED: Shareholders request that, as elected board directors’ terms of office expire, at least one candidate be recommended who shall have designated responsibility on the board for environmental matters with at least the following qualifications:

•

has an advanced degree in environmental science or pollution studies, and is widely recognized in the business and environmental communities as an authority on relevant environmental science matters such as preventing, tracking or remediating water pollution with toxic materials, reducing risks from airborne toxicants, and assessing the impact of pollutants on human health, as reasonably determined by the company’s board, and

•	will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director under the standards applicable to a NYSE listed company.

Board of Directors Statement in Opposition to Proposal 4

The Board recommends a vote AGAINST this proposal because the Board believes that (i) the Board as a whole has responsibility for oversight of our environmental compliance programs, and (ii) each Board member should possess a broad range of skills, qualifications, and attributes.

50	CHESAPEAKE ENERGY CORPORATION

This proposal would require that at least one Board seat be set aside for a widely recognized environmental authority with a specialized advanced degree who will have designated responsibility on the Board for environmental matters. The Board does not believe that setting aside a Board seat for such a special-purpose director is a good corporate governance practice. Boards make decisions as a group, with collective responsibility. All of the Company’s directors have fiduciary duties to the Company and its shareholders that oblige them to educate themselves and make decisions on an informed and deliberative basis. Given the broad range of issues related to the Company’s operations, the Board needs directors who can integrate knowledge about a variety of subjects, often at the same time and affecting different issues. Furthermore, concern for the environment is a key component of the Company’s core value of respect, as set forth in the Company’s Code of Business Conduct. The Board believes that this core value is best furthered through a collective commitment rather than through delegation to one particular Board member.

In addition, the Board and its committees have access to extensive internal and external expertise on environmental matters. Environmental, health and safety matters remain a priority for the Board and comprise the first agenda item of each quarterly Board meeting. The Board is briefed by professionals whose primary focus is on environmental protection and stewardship in connection with the Company’s operations. Environmental professionals within the Company have expertise at the well site, strategic, business unit and operating company levels, and the Company routinely accesses external resources to keep apprised of best practices and technology advances.

These standards and processes have helped the Company achieve strong environmental performance. For example, the Company reduced cumulative reportable spill volume by 40% during 2014 and recycles hundreds of millions of gallons of produced water each year.

For the foregoing reasons, the Board does not believe that it would be in the best interests of shareholders or be appropriate to select a director exclusively on the basis of a single criterion or area of expertise.

The Board of Directors recommends a vote “AGAINST” Proposal 4

Proposal 5:	Shareholder Proposal Relating to Climate
Change Report

Mr. Timothy Brennan, on behalf of the Unitarian Universalist Association, 24 Farnsworth Street, Boston, MA 02210, a beneficial owner of 248 shares of the Company’s common stock as of December 23, 2014, has advised us that he intends to submit the proposal set forth below at the meeting.

Resolution

WHEREAS: Recognizing the risks of climate change, nearly all nations signed the Cancun Agreement proclaiming, “the increase in global temperature should be below 2 degrees Celsius.” In light of these goals, the International Energy Agency (IEA) has developed scenarios to help policymakers and market participants understand potential energy demand futures. Oil demand would need to begin to decline starting in 2020 under a scenario consistent with policymakers’ 2 degree target. Per HSBC, the equity valuation of oil producers could drop by 40-60 percent under such a low carbon emissions scenario.

Climate change concerns are already affecting oil demand through policies related to air quality, fuel efficiency, and lower carbon energy. Analysts from Citi, Deutsche Bank and Statoil, among others, predict that global oil demand could peak in the next 10-15 years. Any action to address climate change will only accelerate these trends.

Industry production costs have risen significantly in recent years, leaving many companies vulnerable to any downturn in demand. Carbon Tracker estimates that projects which require over 95/barrel to be sanctioned are clearly in excess of the requirements for fossil fuel investment in a 2 degree scenario, and that there is an estimated 1.1 trillion of capital expenditures (capex) earmarked for high cost projects out to 2025 needing a price of over 95 to generate an economic return, raising the risk of stranded, or unprofitable, resources.

We recognize the importance of the oil and gas sector in meeting continuing energy needs. However, we are concerned that Chesapeake Corporations current business strategy is not sustainable given the changing nature of demand, emerging technologies, and policy interventions aimed at reducing pollution.

Investors require additional information on how Chesapeake is preparing for market conditions in which demand growth for oil and gas is reduced due to a combination of factors.

Resolved: Shareholders request that Chesapeake prepare a report analyzing the consistency of company capital expenditure strategies with policymakers’ goals to limit climate change, including analysis of long- and short-term financial risks to the company associated with high-cost projects in low-demand scenarios, as well as analysis of options to mitigate related risk. The report should be overseen by a committee of independent directors, omit proprietary information, and be prepared at reasonable cost by September 2015.

SHAREHOLDER PROPOSALS	51

Supporting Statement

We recommend the report include:

•	Assumptions regarding break even costs of production for the company’s highest cost projects.

•	Consideration of a range of lower demand scenarios accounting for more rapid than expected policy and or technology developments, including the 2 degree scenario as outlined by the IEA.
•	An assessment of different capital allocation strategies in the face of low-demand Scenarios.

•	How the company will manage risks under these scenarios, such as reducing the carbon intensity of its assets or returning capital to shareholders.

•	The Board of Directors role in overseeing climate risk reduction strategies and related capital allocation.

Board of Directors Statement in Opposition to Proposal 5

The Board recommends a vote AGAINST this proposal because (i) the Company’s Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) and its annual Corporate Responsibility Report already provide information directly responsive to the proposal and (ii) the proposal requires a report addressing issues outside the Company’s experience and purpose.

The proposal seeks, in significant part, a report on the long- and short-term financial risks to the Company associated with climate change. The Form 10-K already provides information directly responsive to the proposal. Specifically, the Company’s Form 10-K identifies the following risks and matters:

•	“Global Warming and Climate Change

At the federal level, EPA regulations require us to establish and report an inventory of greenhouse gas emissions. Legislative and regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change, such as the President’s Climate Action Plan which calls for reducing methane emissions, could require us to incur additional operating costs and could adversely affect demand for the oil and natural gas that we sell. The EPA announced it will propose new standards of performance limiting methane emissions from oil and gas sources in 2015. The potential increase in our operating costs could include new or increased costs to (i) obtain permits, (ii) operate and maintain our equipment and facilities (through the reduction or elimination of venting and flaring of methane), (iii) install new emission controls on our equipment and facilities, (iv) acquire allowances authorizing our greenhouse gas emissions, (v) pay taxes related to our greenhouse gas emissions and (vi) administer and manage a greenhouse gas emissions program. In addition to these federal actions, various state governments and/or regional agencies may consider enacting new legislation and/or promulgating new regulations governing or restricting the emission of greenhouse gases from stationary sources such as our equipment and operations,” on page 18 of the Form 10-K.

•	“Oil, natural gas and NGL prices fluctuate widely, and lower prices for an extended period of time are likely to have a material adverse effect on our business.

Our revenues, operating results, profitability and ability to grow depend primarily upon the prices we receive for our share of the oil, natural gas and NGL we sell. We require substantial expenditures to replace reserves, sustain production and fund our business plans. Lower oil, natural gas and NGL prices can negatively affect the amount of cash available for capital expenditures and our ability to borrow money or raise additional capital and, as a result, could have a material adverse effect on our financial condition, results of operations and reserves. In addition, lower prices may result in ceiling test write-downs of our oil and natural gas properties. We urge you to read the risk factors below for a more detailed description of each of these risks.

Historically, the markets for oil, natural gas and NGL have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil, natural gas and NGL prices may result from relatively minor changes in the supply of or demand for oil and natural gas, market uncertainty and other factors that are beyond our control, including:

•	domestic and worldwide supplies of oil, natural gas and NGL, including U.S. inventories of oil and natural gas reserves;

•	weather conditions;

•	changes in the level of consumer and industrial demand;

•	the price and availability of alternative fuels;

•	the effectiveness of worldwide conservation measures;

•	the availability, proximity and capacity of pipelines, other transportation facilities and processing facilities;

•	the level and effect of trading in commodity futures markets, including by commodity price speculators and others;

•	potential U.S. exports of oil and/or liquefied natural gas;

•	the price and level of foreign imports;

•	the nature and extent of domestic and foreign governmental regulations and taxes;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	political instability or armed conflict in oil and natural gas producing regions; and

•	domestic and global economic conditions.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil, natural gas and NGL price movements with any certainty. Oil and natural gas prices declined significantly in the second half of 2014 and have remained low compared to prices in the first half of 2014. Even with oil and natural gas derivatives currently in place to mitigate price risks associated with our future production (43% of our forecasted 2015 oil production and 43% of our forecasted 2015 natural gas production through swaps and three-way collars), our 2015 revenue and results of operations will be adversely affected if commodity prices remain at current levels. Further, a prolonged extension of prices at these levels will reduce the quantities of reserves that may be economically produced and will require us to impair the carrying value of our oil and natural gas assets in 2015,” on page 23 of the Form 10-K.

52	CHESAPEAKE ENERGY CORPORATION

•	“Potential legislative and regulatory actions addressing climate change could significantly impact our industry and the Company, causing increased costs and reduced demand for oil and natural gas.

Various state governments and regional organizations are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from stationary sources such as our equipment and operations. At the federal level, the EPA has already made findings and issued regulations that require us to establish and report an inventory of greenhouse gas emissions. There were attempts at comprehensive federal legislation establishing a cap and trade program, but this legislation did not pass. The EPA also issued a final rule that makes certain stationary sources and newer modification projects subject to permitting requirements for GHG emissions, beginning in 2011, under the CAA. However, in June 2014, the U.S. Supreme Court, in UARG v. EPA, limited the application of the GHG permitting requirements under the Prevention of Significant Deterioration and Title V permitting programs to sources that would otherwise need permits based on the emission of conventional pollutants. Additional legislative and/or regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require us to incur additional operating costs and could adversely affect demand for the oil and natural gas that we sell. The potential increase in our operating costs could include new or increased costs to obtain permits, operate and maintain our equipment and facilities, install new emission controls on our equipment and facilities, acquire allowances to authorize our greenhouse gas emissions, pay taxes related to our greenhouse gas emissions and administer and manage a greenhouse gas emissions program. Even without federal legislation or regulation of greenhouse gas emissions, states may pursue the issue either directly or indirectly. Restrictions on emissions of methane or carbon dioxide that may be imposed in various states could adversely affect the oil and gas industry. Moreover, incentives to conserve energy or use alternative energy sources as a means of addressing climate change could reduce demand for oil and natural gas. Finally, we note that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as higher sea levels, increased frequency and severity of storms, droughts, floods, and other climatic events. If any such effects were to occur, they could have an adverse effect on our financial condition and results of operations,” on page 29 of the Form 10-K.

In addition to the information included in the Form 10-K, the Company also publishes an annual Corporate Responsibility Report. A key segment of this report outlines steps taken by the Company with regard to environment, health and safety issues. The report includes discussion and key metrics regarding the Company’s operations and activities, including those that are central to the evolving discussion related to climate change. The most recent Corporate Responsibility Report also includes the following as a GRI Indicator: “Financial implications and other risks and opportunities for the organization’s activities due to climate change.”

Moreover, the Company is engaged in a highly regulated business, as detailed on pages 12-18 of the Form 10-K. The Company is also subject to extensive disclosure requirements pursuant to the rules and regulations of the SEC. The proposal requests that the Company provide an “analysis of long- and short-term financial risks to the company associated with high-cost projects in low-demand scenarios.” Among other disclosure requirements, SEC Regulation S-K, Items 101 (Description of Business), 303 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and 503(c) (Risk Factors) require the Company to provide disclosure in its public filings with the SEC that covers significant aspects of the information requested in the proposal. In Commission Guidance Regarding Disclosure Related to Climate Change, Exchange Act Release No. 61469 (Feb. 2, 2010), the SEC underscored the possible need to include climate change disclosure to the Regulation S-K items referenced above. The Company has made responsive disclosures. For example, in the risk factor addressing climate change, which is quoted above, the Company notes that “incentives to conserve energy or use alternative energy sources as a means of addressing climate change could reduce demand for oil and natural gas.” The Board believes the Company has already addressed and publicly disclosed in its SEC filings information addressing significant aspects of the report sought by the proposal.

In addition, the proposal requires a report addressing issues outside the Company’s experience and purpose. Portions of the proposal request that the Company consider matters beyond its business and markets, including “policymakers’ goals to limit climate change.” The Company engages in the exploration, development and production of oil and natural gas, and has no particular expertise to assess the goals of policymakers with respect to climate change, both in the United States and internationally, and what steps those policymakers would take to achieve those goals. The proposal would accordingly require the Company to engage in speculation on a variety of matters outside of its control, including the goals and the steps that may be implemented to achieve them. We do not see any clear path, let alone one involving only “reasonable cost,” for forecasting “low-demand scenarios” based on what political bodies such as the United States Congress, state legislatures or foreign governments may do in the future, nor to predict future administrative actions or the validity of future administrative actions regarding climate change and fossil fuels. We do not believe it to be in the shareholders’ best interests to expend corporate funds and time engaging in such projections.

While the Company is committed to producing energy in ways that are compatible with the environment and its neighbors, the Company is mindful of the critical role it plays in producing the oil and natural gas that our economy, our society, our country and the world depend on. Without fossil fuels, people would lose access to heat, air conditioning, transportation, communications, manufactured goods and any type of physical structures that require energy to build. Without these sources of fossil fuels, life as we know it in the developed world would not be possible.

While alternatives meet a small fraction of the world’s energy needs, oil, natural gas and other fossil fuels are the only energy sources that can fully meet today’s pervasive demand. The Company is dedicated to its role of contributing to those needs through advanced drilling and well completion technologies that are deployed in ways that are friendly to the environment and compatible with our communities.

The Board of Directors recommends a vote “AGAINST” Proposal 5

SHAREHOLDER PROPOSALS	53

Proposal 6:	Shareholder Proposal Relating to Political
Spending Report

Mr. Brad Woolworth, on behalf of The City of Philadelphia Public Employees Retirement System, Sixteenth Floor, Two Penn Center Plaza, Philadelphia, PA 19102, a beneficial owner of 17,810 shares of the Company’s common stock as of December 30, 2014, has advised us that he intends to submit the proposal set forth below at the meeting.

Resolution

Resolved, that the shareholders of Chesapeake Energy (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Payments used for lobbying are not encompassed by this proposal.

Supporting Statement

As long-term shareholders of Chesapeake Energy, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The U.S. Supreme Court said in its Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

We note that our Company offers a political activities statement on its website. But it does not provide any disclosure of its political expenditures, direct and indirect. Indeed, the 2014 CPA-Zicklin Index of

Corporate Political Disclosure and Accountability rated Chesapeake Energy near the bottom among the largest 300 companies in the S&P 500, giving it just 41 points out of 100.

Meanwhile, publicly available records show that Chesapeake Energy contributed more than $7.9 million in political contributions since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

Relying on publicly available data does not provide a complete picture of the Company’s political spending. The proposal asks Chesapeake Energy to disclose all of its political spending, including payments to trade associations and other tax exempt groups used for political purposes. This would bring our company in line with a growing number of its peers, including Noble Energy, Exelon Corp., and ConocoPhillips, that support political disclosure and accountability and present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Board of Directors Statement in Opposition to Proposal 6

The Board recommends a vote AGAINST this proposal for the following reasons:

The Board has approved a policy on corporate political participation and lobbying activities, which is contained in the Company’s Code of Business Conduct, and a Political Participation Policy. The Nominating, Governance and Social Responsibility Committee of the Board is responsible for overseeing the Company’s political spending and lobbying activities. As part of this important oversight responsibility, the Nominating, Governance and Social Responsibility Committee of the Board reviews the purpose and benefit of the Company’s political spending in consultation with the corporate officers responsible for such activities. Because of these policies and the additional information discussed below, the Board believes that the requested report is an unnecessary and unproductive use of the Company’s, and ultimately the shareholders’, resources.

54	CHESAPEAKE ENERGY CORPORATION

The Company operates in an industry that is heavily regulated and deeply affected by the political and legislative process. The Company strongly believes that its long-term value to its shareholders is enhanced by a business environment that protects and supports the oil and gas industry. While our primary focus in this area is on compliance with state and federal laws governing our activities, rather than on active participation in the political or legislative process, from time to time the Company supports organizations and trade associations that are active in the public policy and political engagement processes as they affect the exploration, production and transportation of oil and natural gas. In so doing, the Company strictly adheres to its policies, referenced above, and to all U.S. and state laws and regulations that govern political engagement for U.S. public companies. The Company’s Federal Political Action Committee, which is funded through voluntary contributions by eligible employees, files its reports of receipts and contributions as required by the Federal Election Commission.

Consistent with its policy, the Company is also a member of business and industry trade groups that engage in educational initiatives regarding issues that affect the oil and natural gas industry. Some of these associations also engage in lobbying activities that seek to promote legislative solutions that, in the Company’s judgment, are sound and responsible and appropriately advance not only the Company’s business, but the goals and interests of the industry as a whole. The Nominating, Governance and Social Responsibility Committee monitors the Company’s participation in, and levels of contributions to, business and trade associations.

Since the primary reason for membership in trade associations is to further business goals and initiatives, and not to fund political activities, the Board believes it is not necessary to report all payments to such associations. The Company’s participation in the political process indirectly through trade associations is de minimis in amount and could only be considered immaterial by reasonable investors.

For the reasons stated above, the Board believes that requesting the Company to provide the additional disclosure in a report outlined in the proposal would result in unnecessary and unproductive use of the Company’s time and resources.

The Board of Directors recommends a vote “AGAINST” Proposal 6

SHAREHOLDER PROPOSALS	55

Proposal 7:	Shareholder Proposal Relating to Creation of
Risk Oversight Committee

Mr. Robert O. Glaza, on behalf of the Construction Laborers Pension Trust Fund for Southern California, 4399 Santa Anita Ave. 200, El Monte, CA 91731, a beneficial owner of 67,450 shares of the Company’s common stock as of December 17, 2014, has advised us that he intends to submit the proposal set forth below at the meeting.

Resolution

Resolved: Shareholders request that Chesapeake Energy, Inc. (“Chesapeake” or “the Company”) establish a Risk Oversight Committee of the Board of Directors.

Supporting Statement

According to an article published by the Harvard Law School Forum on Corporate Governance and Financial Regulation,

A risk committee fosters an integrated, enterprise-wide approach to identifying and managing risk and provides an impetus toward improving the quality of risk reporting and monitoring, both for management and the board. This approach can assist the board in focusing on the “big picture.” A risk committee can also provide greater support for company executives who are given broad risk management responsibilities, resulting in a stronger focus at the board level on the adequacy of resources allocated to risk management. Finally, it allows the audit committee and other board committees to focus on their respective core responsibilities.1

In Staff Legal Bulletin No. 14E (Oct. 27, 2009) the Division of Corporation Finance of the Securities and Exchange Commission stated: “[W]e have become increasingly cognizant that the adequacy of risk management and oversight can have major consequences for a company and its shareholders.” The Staff continued:

In addition, we note that there is widespread recognition that the board’s role in the oversight of a company’s management of risk is a significant policy matter regarding the governance of the corporation. In light of this recognition, a proposal that focuses on the board’s role in the oversight of a company’s management of risk may transcend the day-to-day business matters of a company and raise policy issues so significant that it would be appropriate for a shareholder vote.

A review of the Company’s most recent Form 10-K clearly demonstrates the significant number of risk factors potentially affecting Chesapeake and thus its shareholders. The Company notes it is exposed to risks, among others, of weather conditions, changes in consumer demands, operational and financial risks and liabilities from environmental laws and regulations, litigation risk and cyber security risks that could affect the results of operations.

Chesapeake has chosen not to establish a separate Board Risk Oversight Committee. Instead, according to Chesapeake’s Audit Committee Charter, the Audit Committee, “Discuss with senior management (a) the Corporation’s major financial and enterprise risk exposures and the steps management has taken to monitor and control those exposures; (b) the guidelines and policies to govern the process by which risk assessment and risk management are undertaken and (c) the appropriateness of the Corporation’s public disclosures with regard to risk.” Given the importance of risk management we believe the Company should establish a separate Board Risk Oversight Committee, especially given the numerous other and important responsibilities of the Audit Committee.

We urge shareholders to vote FOR this important governance reform.

[1]	http://blogs.law.harvard.edu/corpgov/2012/02/12/should-your-board-have-a-separate-risk-committee/

56	CHESAPEAKE ENERGY CORPORATION

Board of Directors Statement in Opposition to Proposal 7

The Board recommends a vote AGAINST this proposal because it believes it is less effective and inefficient to delegate risk oversight related to existing committee matters to a separate Board committee. At the Company’s 2013 annual meeting, 95% of votes cast opposed a similar proposal.

The Company’s Corporate Governance Principles task the full Board with oversight of the Company, and risk oversight by the Board is an essential component of effective corporate governance. For this reason, the Board has evaluated its processes and procedures related to risk oversight and concluded that it is appropriate for the full Board to determine the Company’s risk profile and risk tolerance for significant risks, such as risks related to commodity price fluctuations and environmental, health and safety matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. The Board also concluded that certain matters related to risks inherent in their respective areas of oversight should be delegated to the various Board committees as shown in the table below, with each committee reporting to the Board on such risks.

Board Committee	Risk Oversight Responsibility

Audit Committee

•Oversight of risks related to the integrity of the Company’s financial statements

•Oversight of risks related to the Company’s compliance with legal and regulatory requirements

•Oversight of enterprise risk management process

•Oversight of Employee and Vendor Hotline for anonymous reporting of questionable activity

Compensation Committee	•Oversight of risks associated with the Company’s compensation programs and management retention and development
Nominating, Governance and Social Responsibility Committee	•Oversight of Board composition and the Company’s leadership structure •Monitors compliance with corporate governance standards •Oversight of reputational and social responsibility risks
Finance Committee	•Oversight of market and financial risks •Oversight of policies and procedures related to the Company’s commodity hedging program

Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, comprised of senior management and subject matter experts, have been formed and are meeting regularly to review and assess the Company’s risk management processes and discuss significant risk exposures. These findings are regularly reported to the Board for their direction and input.

Because the Board has already established a strong risk oversight structure at the Board and Board committee levels, the Board believes that a separate risk oversight committee is redundant and unnecessary.

The Board of Directors recommends a vote “AGAINST” Proposal 7

Submitting Shareholder Proposals

At each annual meeting, the Board submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Shareholders also may submit proposals for inclusion in the Company’s proxy materials. These proposals must meet the shareholder eligibility and other requirements of the SEC. In order to be included in proxy material for our 2016 annual meeting, a shareholder’s proposal must be received not later than December 12, 2015 by the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Mr. James R. Webb, Executive Vice President – General Counsel and Corporate Secretary.

Eligible shareholders also may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the “proxy access” provisions of the Bylaws. An eligible shareholder must deliver written notice of the nomination to the Company not less than 120 nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting and otherwise comply with all of the requirements of the Bylaws. The Bylaws further provide that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Beginning in 2015, our annual meeting of shareholders will generally been held at the end of the third full week in May. Assuming that our 2016 annual meeting is held on schedule, we must receive notice of the nomination for inclusion in the Company’s proxy materials no earlier than December 24, 2015 and no later than January 23, 2016.

Our Bylaws also provide that any shareholder intending to nominate a candidate for election to the Board or proposing any business to be brought before an annual shareholders’ meeting, which nomination or proposal is

SHAREHOLDER PROPOSALS	57

not submitted for inclusion in the Company’s proxy materials must deliver written notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the Bylaws. The Bylaws further provide that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

Beginning in 2015, we plan to hold our annual meeting of shareholders at the end of the third full week in May. Assuming that our 2016 annual meeting is held on schedule, we must receive notice of your intention to nominate a director or to introduce an item of business at that meeting no earlier than January 23, 2016 and no later than February 22, 2016. The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our Bylaws or other requirements of rules under the Exchange Act.

Additional Shareholder Engagement: Community-Focused Initiatives

Chesapeake strives to be a charitable, engaged and responsible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 150 year history in the U.S., oil and natural gas development is still a very new industry in several areas of the country. We understand the importance of educating community members about our activities, maintaining open lines of communication and proactively seeking out opportunities to provide further information about our safe and responsible drilling and completion processes, including the over 60 year old process of hydraulic fracturing. Following discussions with shareholders, we recognize that addressing the community impacts of our operations has become increasingly important to a wider audience of stakeholders, including our shareholders. Consequently, we intend to continue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improvement in all of our operations, including our community engagement strategies and public disclosures.

58	CHESAPEAKE ENERGY CORPORATION

EXHIBIT A

Chesapeake Energy Corporation Non-GAAP Financial Measures

Certain of the financial metrics applicable to the 2014 annual incentive program described under “Executive Compensation—Compensation Discussion and Analysis—2014 Named Executive Officer Compensation—2014 Named Executive Officer Compensation Elements—Performance-Based Annual Incentives” beginning on page 25 are non-GAAP financial measures. We provide reconciliations to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in our quarterly earnings releases and post them on the Company’s website at www.chk.com in the Non-GAAP Financials sub-section of the section entitled “Investors.”

EBITDA represents net income (loss) before income tax expense, interest expense and depreciation, depletion and amortization expense. Adjusted

EBITDA excludes certain items that management believes affect the comparability of operating results, including unrealized gains and losses on natural gas, oil and natural gas liquids derivatives, restructuring and other termination costs, impairments, gains and losses on sales of fixed assets and investments, losses on investments, losses on purchases of debt and extinguishment of other financing, and net income attributable to noncontrolling interests. For 2014, adjusted EBITDA was $4.945 billion and adjusted EBITDA/boe was $19.18. Adjusted EBITDA and adjusted EBITDA/boe, as, disclosed in our quarterly earnings release reporting full year 2014 results, are the same as those used for purposes of the 2014 annual incentive program.

EXHIBIT A	A-1

Chesapeake Energy Corporation (NYSE:CHK) discovers and develops onshore unconventional oil, natural gas and natural gas liquids and is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S.

Our focus on financial discipline and profitable and efficient growth from captured resources includes balancing capital expenditures with cash flow from operations, reducing operational risk and complexity, promoting a culture of safety and integrity, and being a great business. With leading positions in top U.S. oil and natural gas plays from South Texas to Pennsylvania, we continue to unlock value in each of our operating areas.

Find out more about our corporate, social and environmental initiatives on www.chk.com, where you will find:

2014 ANNUAL REPORT 2013 CORPORATE OUR LATEST INVESTOR RESPONSIBILITY REPORT PRESENTATION

Visit www.chk.com/media/publications and read the latest issue of The Play, our operational magazine that spotlights the many ways Chesapeake is becoming a top-performing E&P company.

HOW TO COMMUNICATE WITH THE BOARD

LEAVE A MESSAGE: SEND AN EMAIL: WRITE TO:

Director Access Line Visit www.chk.com/contact Chesapeake Energy Corporation Board of Directors (866) 291-3401 and complete the form c/o James R. Webb, Executive Vice President – General Counsel and Corporate Secretary P.O. Box 18496 Oklahoma City, OK 73154

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

CHK.COM

CHESAPEAKE

6 1 0 0 N O R T H W E S T E R N AV E N U E

O K L A H O M A C I T Y, O K 7 3 1 1 8

C H K . C O M

Chesapeake energy

6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118

VOTE BY INTERNET - www.proxyvote.com or scan the QR

Code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 21, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 21, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLAN PARTICIPANTS

If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the “Plan”), you may vote the Plan shares using the methods mentioned above up until 10:59 P.M. Central Time on May 20, 2015. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

SHAREHOLDER MEETING REGISTRATION

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84450-P59457                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHESAPEAKE ENERGY CORPORATION The Board of Directors recommends a vote FOR the election of all director nominees.

1.	Election of Directors	For	Against	Abstain
	1a. Archie W. Dunham	☐	☐	☐	Company Proposals - The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
	1b. Vincent J. Intrieri	☐	☐	☐	2.	To approve on an advisory basis our named executive officer compensation.	☐	☐	☐
	1c. Robert D. Lawler 1d. John J. Lipinski	☐ ☐	☐ ☐	☐ ☐	3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
	1e. R. Brad Martin 1f. Merrill A. “Pete” Miller, Jr.	☐ ☐	☐ ☐	☐ ☐	Shareholder Proposals – The Board of Directors recommends a vote AGAINST Proposals 4-7.		For	Against	Abstain
					4.	Appointment of environmental director.	☐	☐	☐
	1g. Frederic M. Poses	☐	☐	☐	5.	Climate change report.	☐	☐	☐
	1h. Kimberly K. Querrey	☐	☐	☐	6.	Political spending report.	☐	☐	☐
	1i. Louis A. Raspino	☐	☐	☐	7.	Creation of board of director risk oversight committee.	☐	☐	☐
	1j. Thomas L. Ryan	☐	☐	☐	8.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M84451-P59457

PROXY CHESAPEAKE ENERGY CORPORATION Annual Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS May 22, 2015 10:00 A.M.

The undersigned hereby appoints Archie W. Dunham and James R. Webb, or either of them as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the “Company”) that the undersigned would be entitled to vote, if personally present, at the Company’s Annual Meeting of Shareholders to be held on Friday, May 22, 2015, at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given.

If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the “Plan”), this voting instruction form is sent to you on behalf of The Principal Financial Group, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope.

As a participant in the Plan, you hereby direct The Principal Financial Group, as Trustee, to vote all shares of Common Stock of the Company represented by your proportionate interest in the Plan (the “Plan Shares”) at the Company’s Annual Meeting of Shareholders, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AGAINST EACH OF THE SHAREHOLDER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.